                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             MYLAN LABORATORIES INC.

                            SUMMIT MERGER CORPORATION

                                       AND

                           KING PHARMACEUTICALS, INC.

                            DATED AS OF JULY 23, 2004

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE I THE MERGER............................................................    2
   SECTION 1.1  The Merger......................................................    2
   SECTION 1.2  Closing ........................................................    2
   SECTION 1.3  Effective Time..................................................    2
   SECTION 1.4  Effects of The Merger...........................................    2
   SECTION 1.5  Organizational Documents of the Surviving Corporation...........    2
   SECTION 1.6  Directors and Officers of the Surviving Corporation.............    3
ARTICLE II EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES......................    3
   SECTION 2.1  Effect on Capital Stock.........................................    3
   SECTION 2.2  Exchange of Shares and Certificates.............................    4
ARTICLE III REPRESENTATIONS AND WARRANTIES......................................    7
   SECTION 3.1  Representations and Warranties of the Company...................    7
   SECTION 3.2  Representations and Warranties of Parent and Merger Sub.........   36
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS............................   51
   SECTION 4.1  Conduct of Business.............................................   51
   SECTION 4.2  No Solicitation.................................................   56
ARTICLE V ADDITIONAL AGREEMENTS.................................................   60
   SECTION 5.1  Preparation of SEC Documents; Stockholders' Meetings............   60
   SECTION 5.2  Accountant's Letters and Consents...............................   62
   SECTION 5.3  Access to Information; Confidentiality..........................   63
   SECTION 5.4  Antitrust Filings; Reasonable Best Efforts......................   65
   SECTION 5.5  Indemnification.................................................   66
   SECTION 5.6  Employee Benefits...............................................   69
   SECTION 5.7  Fees and Expenses...............................................   70
   SECTION 5.8  Public Announcements............................................   70
   SECTION 5.9  Listing ........................................................   71
   SECTION 5.10 Tax-Free Reorganization Treatment...............................   71
   SECTION 5.11 Conveyance Taxes................................................   71
   SECTION 5.12 Equity Awards...................................................   71
   SECTION 5.13 Affiliates......................................................   73
   SECTION 5.14 Notification of Certain Matters.................................   73
   SECTION 5.15 Rights Plans; State Takeover Laws...............................   74
   SECTION 5.16 Reservation of Parent Common Stock..............................   74
   SECTION 5.17 Stockholder Litigation..........................................   74
   SECTION 5.18 Convertible Debentures..........................................   74
   SECTION 5.19 Settlements.....................................................   75

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
ARTICLE VI CONDITIONS PRECEDENT.................................................   75
   SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger......   75
   SECTION 6.2  Conditions to Obligations of the Company........................   76
   SECTION 6.3  Conditions to Obligations of Parent and Merger Sub..............   77
ARTICLE VII TERMINATION.........................................................   78
   SECTION 7.1  Termination.....................................................   78
   SECTION 7.2  Effect of Termination...........................................   80
   SECTION 7.3  Payments........................................................   80
   SECTION 7.4  Amendment.......................................................   81
   SECTION 7.5  Extension; Waiver...............................................   81
ARTICLE VIII GENERAL PROVISIONS.................................................   82
   SECTION 8.1  Nonsurvival of Representations and Warranties...................   82
   SECTION 8.2  Notices ........................................................   82
   SECTION 8.3  Definitions.....................................................   83
   SECTION 8.4  Terms Defined Elsewhere.........................................   89
   SECTION 8.5  Interpretation..................................................   92
   SECTION 8.6  Counterparts....................................................   93
   SECTION 8.7  Entire Agreement; No Third-Party Beneficiaries..................   93
   SECTION 8.8  Governing Law...................................................   93
   SECTION 8.9  Assignment......................................................   93
   SECTION 8.10 Consent to Jurisdiction.........................................   93
   SECTION 8.11 Headings, etc...................................................   94
   SECTION 8.12 Severability....................................................   94
   SECTION 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative...........   94
   SECTION 8.14 Waiver of Jury Trial............................................   94
   SECTION 8.15 Specific Performance............................................   94

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 23, 2004, by and among MYLAN LABORATORIES INC., a Pennsylvania corporation ("Parent"), SUMMIT MERGER CORPORATION, a Tennessee corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and KING PHARMACEUTICALS, INC., a Tennessee corporation (the "Company").

                                   WITNESSETH:

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective corporations and stockholders that the parties hereto consummate the transactions contemplated herein; and

            WHEREAS, in furtherance thereof, the Boards of Directors of each of Parent, Merger Sub and the Company have adopted and approved this Agreement and the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Tennessee Business Corporation Act (the "TBCA"); and

            WHEREAS, the Boards of Directors of each of the Company and Merger Sub have determined to recommend to their respective stockholders the approval and adoption of this Agreement and the Merger; and

            WHEREAS, the Board of Directors of Parent has approved, and has determined to recommend to its stockholders approval of, the issuance of shares of Parent Common Stock (as defined in Section 2.1(a)) in connection with the Merger (the "Stock Issuance"); and

            WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger; and

            WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368 of the Code.

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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                                    ARTICLE I

                                   THE MERGER

            SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

            SECTION 1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

            SECTION 1.3 Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the TBCA (the "Articles of Merger") with the Secretary of State of the State of Tennessee (the "Secretary of State") and shall make all other filings or recordings required under the TBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State, or at such subsequent date or time as Parent and the Company shall agree and specify in the Articles of Merger. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

            SECTION 1.4 Effects of The Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the TBCA.

            SECTION 1.5 Organizational Documents of the Surviving Corporation. At the Effective Time, the Company Charter (as defined in Section 3.1(a)(ii)) shall be amended and restated in its entirety to be identical to the charter of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Applicable Law (as defined in Section 3.1(g)(ii)) and as provided in such charter; provided, however, that at the Effective Time, Article I of the charter of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is King Pharmaceuticals, Inc." At the Effective Time, the Company Bylaws (as defined in Section 3.1(a)(ii)) shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Applicable Law and as provided in such bylaws.

            SECTION 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation and Applicable Law. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation and Applicable Law.

                                   ARTICLE II

                 EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

            SECTION 2.1 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of common stock, no par value, of the Company (together with any associated Company Rights (as defined in Section 3.1(b)(i)), "Company Common Stock"):

                  (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be cancelled pursuant to
Section 2.1(c), shall be automatically converted into the right to receive
0.9000 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.50 per share (together with any associated Parent Rights (as defined in Section 3.2(b)(i),"Parent Common Stock"), of Parent (the "Merger Consideration") upon surrender of the Certificate (as defined in Section 2.2(b)), which immediately prior to the Effective Time represented such share of Company Common Stock, in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed certificate, Section 2.2(i)). As a result of the Merger, at the Effective Time, each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2(b).

                  (b) Capital Stock of Merger Sub. Each issued and outstanding share of common stock, no par value, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (c) Cancellation of Certain Shares. Each share, if any, of Company Common Stock owned by the Company or Parent shall automatically be extinguished without any conversion, and no consideration shall be delivered in respect thereof.

                  (d) Company Options. All options to purchase Company Common Stock (each, a "Company Option") issued and outstanding under each Company Stock Plan (as defined in Section 3.1(b)(i)) shall be assumed by Parent in accordance with Section 5.12(a).

                  (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof Parent shall pay to each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder), upon surrender of such holder's Certificate(s), an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of:
(i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 10 most recent trading days ending on the trading day one day prior to the Effective Time.

                  (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock having a record date on or after the date hereof and prior to the Effective Time.

            SECTION 2.2 Exchange of Shares and Certificates.

                  (a) Exchange Agent. At or prior to the Effective Time, Parent shall engage a nationally-recognized institution reasonably satisfactory to the Company to act as exchange agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Company Common Stock immediately prior to the Effective Time, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1(a). In addition, Parent shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 2.1(e) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 2.2(c). All cash and Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

                  (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, cash in lieu of any fractional shares pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate or certificates representing that number of whole shares of Parent Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.1 (which shall be in uncertificated book entry form unless a physical certificate is requested), payment in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c), and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person (as defined in Section 8.3(jj)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 2.1(e) or Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(e) or Section 2.2(c).

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(e) hereof, until such Certificate has been surrendered in accordance with this Article II. Subject to Applicable Law, following surrender of any such Certificate, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender, the number of whole shares of Parent Common Stock issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding Taxes (as defined in Section 3.1(k)(xii)) that may be required thereon.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.1(e) or Section 2.2(c) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective

Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.1(e) and any dividends or distributions pursuant to
Section 2.2(c).

                  (f) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent or any of their respective directors, officers, employees and agents shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to five years after the Effective Time, or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock issuable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c)(v)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

                  (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to former stockholders of the Company after the Effective Time pursuant to this Article II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to Parent.

                  (h) Withholding Rights. Parent and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Company Common Stock immediately prior to the Effective Time such amounts as Parent or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

                  (i) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity, against any claim that may be made against Parent or the Exchange Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

                  (j) Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by Applicable Law, no certificates representing shares of Parent Common Stock shall be delivered to a Person who may be deemed an "affiliate" of the Company in accordance with Section 5.13 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder until such Person has executed and delivered an Affiliate Agreement (as defined in Section 5.13) to Parent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 Representations and Warranties of the Company. Except as set forth in (x) the disclosure letter dated as of the date of this Agreement and executed and delivered by the Company to Parent concurrently with or prior to the execution and delivery by the Company of this Agreement (the "Company Disclosure Letter") or (y) all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) publicly filed by the Company since January 1, 2001 and prior to the date hereof with the SEC ("Company Public Filings"), the Company represents and warrants to Parent and Merger Sub as set forth below.

                  (a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

                        (i) Organization, Standing and Corporate Power. The Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized, and has the requisite corporate (or similar) power and authority and all government approvals necessary to own, lease and operate its properties and to carry on its business as currently conducted, except for those jurisdictions in which the failure to have such power, authority and government approvals and to be so organized, existing or in good standing are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined in Section 8.3(f)). Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                        (ii) Charter Documents. The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of (A) the articles of incorporation of the Company (including any certificates of designation), as amended and currently in effect (the "Company Charter"), and the bylaws of the Company, as amended and currently in effect (the "Company Bylaws," and, together with the Company Charter, the "Company Organizational Documents"), and (B) the articles or certificate of incorporation and bylaws or like organizational documents of each of its Subsidiaries (as amended and currently in effect (collectively, the "Company Subsidiary Organizational Documents")), and each such instrument is in full force and effect. The Company is not in violation of the Company Organizational Documents, and none of the Company's Subsidiaries is in material violation of its Company Subsidiary Organizational Documents.

                        (iii) Subsidiaries. Section 3.1(a)(iii) of the Company Disclosure Letter lists all the Subsidiaries of the Company as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries listed on Section 3.1(a)(iii) of the Company Disclosure Letter have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, restrictions, infringements, liens, charges, encumbrances and security interests and claims of any kind or nature whatsoever (collectively, "Liens") and free of preemptive rights.

                  (b) Capital Structure.

                        (i) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, and 15,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). At the close of business on July 22, 2004, (A) 241,439,472 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Common Stock were held by the Company; (C) no shares of Company Preferred Stock were issued and outstanding; (D) 6,877,990 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 2 3/4% Convertible Debentures due November 15, 2021 (the "Convertible Debentures"); (E) 12,413,065 shares of Company Common Stock were reserved for issuance pursuant to the 1998 Company Non-Employee Director Stock Option Plan, the 1997 Incentive and Nonqualified Stock Option Plan, the Medco Research, Inc. 1989 Stock Option and Stock Appreciation Rights Plan, the 1989 Incentive Stock Option Plan of Jones Medical Industries, Inc., the Jones Medical Industries, Inc. 1994 Incentive Stock Plan, and the Jones Medical Industries, Inc. 1999 Incentive Stock Plan (such plans, collectively, the "Company Stock Plans"); and (F) 50,000 shares of Company Preferred Stock were designated as Junior Participating Preferred

      Stock, Series A, no par value, and were reserved for issuance upon the exercise of preferred share purchase rights (the "Company Rights") issued pursuant to the Rights Agreement, dated July 23, 2004, between the Company and American Stock Transfer & Trust Company, as rights agent (the "Company Rights Agreement"). The Company has delivered or made available to Parent a complete and correct copy of the Company Rights Agreement as in effect on the date hereof. Each outstanding share of capital stock of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                        (ii) As of the close of business on July 22, 2004, 6,719,115 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options under the Company Stock Plans. Section 3.1(b)(ii) of the Company Disclosure Letter sets forth the number of Company Options outstanding under each Company Stock Plan as of the close of business on July 22, 2004. There are no Company Options outstanding other than Company Options outstanding under Company Stock Plans. All shares of Company Common Stock that may be issued prior to the Effective Time under the Company Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized stock appreciation rights, security-based performance units, "phantom" stock, profit participation or other similar rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company). There are no contractual obligations for the Company or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company or its Subsidiaries under the Securities Act.

                        (iii) No bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which stockholders of the Company may vote ("Company Voting Debt") are issued or outstanding as of the date hereof.

                        (iv) As of July 22, 2004, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Company Voting Debt or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                        (v) Since December 31, 2003 and through the date hereof, other than (A) issuances of Company Common Stock pursuant to the exercise of Company Options granted under Company Stock Plans and outstanding as of December 31, 2003 and (B) issuances of Company Common Stock (consisting of newly-issued shares or shares owned by the Company) as contributions of Company Common Stock to defined contribution plans sponsored by the Company, there has been no change in (1) the outstanding capital stock of the Company, (2) the number of Company Options outstanding, or (3) the number of other options, warrants or other rights to purchase capital stock of the Company.

                        (vi) Neither the Company nor any of its Subsidiaries is a party to any currently effective agreement (A) restricting the purchase or transfer of, (B) relating to the voting of, or (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, any capital stock of the Company or any of its Subsidiaries.

                        (vii) Other than its Subsidiaries, as of the date hereof, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any indebtedness or other obligations of any wholly-owned Subsidiary of the Company and other than loans made in the ordinary course consistent with past practice to employees of the Company and its Subsidiaries.

                  (c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

                        (i) Authority. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to approval of this Agreement and the Merger, the Company Stockholder Approval (as defined in Section 3.1(c)(iii)). This Agreement has been duly executed and delivered by the

Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                        (ii) Board Approval. The Board of Directors of the Company has (A) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders, (B) duly approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption and approval has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend this Agreement and the Merger to its stockholders for approval and (D) directed that this Agreement and the Merger be submitted to its stockholders for consideration in accordance with this Agreement.

                        (iii) Voting Requirements. The affirmative vote of the holders of a majority of outstanding shares of Company Common Stock entitled to be cast on this Agreement and the Merger (the "Company Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

                        (iv) No Conflict. The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the provisions of this Agreement will not, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or any restriction on the conduct of the Company's business or operations under, (A) the Company Organizational Documents, (B) the Company Subsidiary Organizational Documents, (C) any Contract or Company Permit (as defined in Section 3.1(g)(i)), or (D) subject to the governmental filings and other matters referred to in
Section 3.1(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (C) and (D), any such conflicts, violations, breaches, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, (x) except for Key Products Contracts, which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and (y) with respect to Key Products Contracts, which are not, individually or in the aggregate, reasonably likely to materially and adversely affect the related Key Product (as defined in Section 8.3(s)).

                        (v) Required Filings or Consents. No consent, approval, order or authorization or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required to be made, obtained, performed or given to or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for:

            (A) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

            (B)   the filing with the SEC of:

                  (1) a proxy statement relating to the Company Stockholder Approval (such proxy statement, together with the proxy statement relating to the Parent Stockholder Approval (as defined in Section 3.2(c)(iii)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement");

                  (2) such reports under Sections 13, 15(d) and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby;

            (C) the filing of the Articles of Merger with the Secretary of State and appropriate documents with the NYSE and the relevant authorities of other states in which the Company is qualified to do business and such filings as may be required under state securities or other "blue sky" laws; and

            (D) such consents, approvals, orders, authorizations, permits, actions, registrations, declarations, filings or notifications, the failure of which to be made, obtained, performed or given are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (d)   SEC Documents; Financial Statements.

                        (i) The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be so filed by the Company since January 1, 2001 (excluding the Joint Proxy Statement, the "Company SEC Documents"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the

      Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, in each case to the extent in effect on the date of filing. Each Company SEC Document did not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document filed with the SEC prior to the date hereof. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

                        (ii) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents, and to the Knowledge of the Company, the statements contained in such certifications are true and correct. For purposes of the preceding sentence and Section 3.2(d)(ii) hereof, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

                        (iii) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K or the applicable rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                        (iv) Except as adequately reflected or reserved against in the balance sheet of the Company, dated December 31, 2003, included in the Form 10-K filed by the Company with the SEC on March 15, 2004 (such Form 10-K, the "Company 10-K" and such balance sheet, including the notes thereto, the "Company Balance Sheet"), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet or notes thereto of the Company and its consolidated Subsidiaries, except for liabilities or obligations (A) incurred since December 31, 2003 in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or
      (B) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby.

                        (v) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet, partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined in Section 8.3(a)), including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

                        (vi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                        (vii) The Company has and will have in place the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act and the rules promulgated thereunder. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

                        (viii) Since December 31, 1998, the Company has not received any oral or written notification of a (x) "reportable condition" or (y) "material weakness" in the Company's internal controls. For purposes of this Agreement, the terms "reportable condition" and "material weakness" shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the date hereof.

                  (e) Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including any amendments or supplements, the "Form S-4") will, when filed or at any time it is amended or supplemented or at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to information or statements with respect to Parent or any of its Subsidiaries made or incorporated by reference therein supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

                  (f) Absence of Certain Changes or Events.

                        (i) Since March 31, 2004 through the date hereof:

            (A) except as permitted under Section 4.1 of this Agreement and the Sections of the Company Disclosure Letter relating thereto, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

            (B) there has not been any split, combination or reclassification of any of the Company's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of, or in substitution for, shares of the Company's capital stock;

            (C) except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by the Company materially affecting the consolidated financial position or results of operations of the Company; and

            (D) no action has been taken by the Company or its Subsidiaries to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or Company Option.

                        (ii) Since March 31, 2004 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or are reasonably likely to have, a Company Material Adverse Effect.

                  (g)   Compliance with Applicable Law; Permits.

                        (i) The Company, its Subsidiaries and their employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the U.S. Food and Drug Administration (the "FDA") promulgated thereunder) and third Persons which are required for the Company and its Subsidiaries to own, lease and operate its properties and other assets and to carry on their respective businesses in the manner described in the Company SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the "Company Permits"), and all Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Company Permits is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                        (ii) The Company and its Subsidiaries are, and have been at all times since January 1, 2001, in compliance with the terms of the Company Permits and all laws, statutes, orders, rules and regulations, and all applicable judgments, decisions and orders entered by any Governmental Entity (all such laws, statutes, rules, regulations, judgments, decisions and orders, collectively, "Applicable Law") relating to the Company and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Company Permits or such Applicable Law is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Since January 1, 2001, neither the Company nor any of its Subsidiaries has received any notification from any Governmental Entity (A) asserting that the Company or any of its Subsidiaries is not in material compliance with, or at any time since such date has failed to materially comply with, Applicable Law or (B) threatening to revoke any material Company Permit. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened against the Company or any of its Subsidiaries.

                  (h) Labor and Other Employment Matters.

                        (i) As of the date hereof, except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, (a) no work stoppage, slowdown, lockout, labor strike, material arbitration or other material labor dispute against the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, (b) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (c) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (d) neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice), (e) no employee of the Company or any of its Subsidiaries, at the officer level or above, has given notice to the Company or any of its Subsidiaries that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries, (f) to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement, common law nondisclosure obligations, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, (g) neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with any Governmental Entity relating to employees or employment practices; (h) the Company and each of its Subsidiaries are in compliance with all Applicable Law respecting labor and employment, including terms and conditions of employment, workers' compensation, occupational safety and health requirements, immigration, plant closings and layoffs, wages and hours, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, employee benefits, severance payments, labor relations, employee leave issues and unemployment insurance and related matters; and (i) there are no complaints, charges or claims against the Company or any of its Subsidiaries pending with or, to the Knowledge of the Company, threatened by any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of any employees by the Company and or any of its Subsidiaries.

                        (ii) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a material breach or other violation of any collective bargaining agreement or any other employment contract to which the Company or any of its Subsidiaries are a party.

                        (iii) As of the date hereof,

                              (A) neither the Company nor any of its
            Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement with a labor union, labor organization or works council, nor are any such agreements presently being negotiated;

                              (B) none of the employees of the Company or any of
            its Subsidiaries are represented by any labor union, labor organization or works council in their capacities as employees of the Company or any of its Subsidiaries;

                              (C) no labor union, labor organization or works
            council or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification to the Company or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; or

                              (D) to the Knowledge of the Company, no labor
            union, labor organization or works council is seeking to organize any employees of the Company or any of its Subsidiaries.

                  (i) FDA & Related Matters.

                        (i) The Company and its Subsidiaries are in compliance in all material respects with (A) all written communications, including all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 Notices and similar letters or notices, between the Company or any of its Subsidiaries and the FDA (or any other federal, state, local or foreign governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of drug products (each, a "Drug Regulatory Agency")), (B) all product recalls, notifications and safety alerts conducted by the Company or any of its Subsidiaries, whether or not required by the FDA, and any request from the FDA or any Drug Regulatory Agency requesting the Company or any of its Subsidiaries to cease to investigate, test or market any product, and (C) any criminal, injunctive, seizure or civil penalty actions begun or threatened by the FDA or any Drug Regulatory Agency against the Company or any of its Subsidiaries to the Company's Knowledge and all related consent decrees (including plea agreements) issued with respect to the Company or any of its Subsidiaries.

                        (ii) None of the material approvals, clearances, authorizations, registrations, certifications, permits, filings or notifications that the Company or any of its Subsidiaries has received or made to the FDA or any Drug Regulatory Agency that relate to the marketing of (i) the Company's material products have been revoked, or to the Company's Knowledge, are being revoked or (ii) to the Company's Knowledge, any other of the Company's products have been or are being revoked, other than, in the case of clause (ii) above, any such revocations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                        (iii) None of the Company or any of its Subsidiaries has Knowledge (or has been notified by a Company Partner (as defined below)) of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against any of the Company, its Subsidiaries or any Person which manufactures, develops or distributes products pursuant to a development, commercialization, manufacturing, supply or other collaboration arrangement with the Company or any of its Subsidiaries (each, a "Company Partner") by the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs in any jurisdiction, except for such regulatory actions as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, or are not reasonably likely to limit in any material way or restrict in any material way the ability of the Company or its Subsidiaries to market existing products. None of the Company, its Subsidiaries or, to the Knowledge of the Company, any Company Partner, has knowingly committed or permitted to exist any material violation of the rules and regulations of the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs which has not been cured by the Company or, to the Knowledge of the Company, any Company Partner, or waived by the FDA or any such regulatory authority. To the Knowledge of the Company, the Company has remediated the issues that were the subject of the Consent Decree with respect to the Parkedale-Rochester facility (including the notification received on September 27, 2000 from the FDA) and is in compliance with such consent decree.

                        (iv) All preclinical studies and clinical trials being conducted by the Company or its Subsidiaries are, or, in the case of such studies or trials being conducted by a Company Partner, to the Knowledge of the Company are, being conducted in material compliance with the applicable requirements of Good Laboratory Practices (as defined in Section 8.3(m)) or Good Clinical Practices (as defined in Section 8.3(l)), as applicable, and all applicable requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54, and 56, except for such noncompliance which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                        (v) The manufacture of products by the Company and its Subsidiaries is, or, in the case of any products manufactured by a Company Partner, to the Knowledge of the Company is, being conducted in compliance with the FDA's applicable current Good Manufacturing Practices (as defined in Section 8.3(n)) regulations for drug and biological products, except for such noncompliance which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. In addition, the Company and its Subsidiaries and, to the Knowledge of the Company, their respective Company Partners, are in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Applicable Law, except for such noncompliance which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                        (vi) None of the Company, its Subsidiaries or, to the Knowledge of the Company, any of their respective agents or subcontractors, has been convicted of any crime or engaged in any conduct which could result in debarment or disqualification by the FDA or any Drug Regulatory Agency, and there are no proceedings pending or, to the Knowledge of the Company, threatened in writing that reasonably might be expected to result in criminal liability or debarment or disqualification by the FDA or any Drug Regulatory Agency.

                  (j) Benefit Plans.

                        (i) Section 3.1(j)(i) of the Company Disclosure Letter sets forth a true and complete list of each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other equity compensation, phantom stock, stock-related or performance award, retirement, vacation, severance or termination pay, change in control, retention, disability, death benefit, hospitalization, medical, life insurance, loan, fringe benefit, disability, sabbatical and other similar plan, arrangement, agreement or understanding, including each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries or Company ERISA Affiliates (as defined in Section 3.1(j)(v)) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries or Company ERISA Affiliates (except any plan which is a Multiemployer Plan, the "Company Benefit Plans") and any employment agreement, consulting agreement or termination or severance agreement between the Company or any of its Subsidiaries, on the one hand, and any current or former employee, officer or director of the Company or any of its Subsidiaries, on the other hand, with respect to which the Company or any of its Subsidiaries may have obligations or liabilities (the "Company Benefit Agreements"). With respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances which is reasonably likely to have a Company Material

      Adverse Effect under ERISA, the Code or any other Applicable Law. The Company has no commitment to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. The Company has delivered or made available to Parent true, correct and complete copies of all Company Benefit Plans and Company Benefit Agreements (or, if not so delivered, has delivered or made available to Parent a written summary of their material terms) and, with respect thereto, has used reasonable best efforts to make available to Parent all amendments, trust agreements, insurance Contracts, and the most recent determination letters issued by the Internal Revenue Service, the most recent annual reports (Form 5500 series) filed with the Internal Revenue Service, and the most recent actuarial report or other financial statement relating to such Company Benefit Plan.

                        (ii) Each Company Benefit Plan and Company Benefit Agreement has been administered and operated in accordance with its terms, the applicable provisions of ERISA, the Code and other Applicable Law and the terms of all applicable collective bargaining agreements, except where the failure to be so administered or operated is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter from the Internal Revenue Service that the Company Benefit Plan is so qualified and all related trusts are exempt from U.S. federal income taxation under Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification or exemption.

                        (iii) To the Knowledge of the Company, no oral or written representation or commitment with respect to any material aspect of any Company Benefit Plan has been made to an employee or former employee, officer or director of the Company or any of its Subsidiaries by an authorized Company employee that is not materially in accordance with the written or otherwise pre-existing terms and provisions of such Company Benefit Plans.

                        (iv) Except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, there are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan or Company Benefit Agreement (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any claim or otherwise in connection with a Company Benefit Plan or Company Benefit Agreement.

                        (v) None of the Company Benefit Plans is subject to
      Section 302 or Title IV of ERISA or Section 412 of the Code. None of the

      Company, any of its Subsidiaries or any other Person under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code with the Company (a "Company ERISA Affiliate") participates in, or is required to contribute to, any Multiemployer Plan. As of the date of this Agreement, none of the Company, any of its Subsidiaries or Company ERISA Affiliates has, with respect to any Multiemployer Plan, (1) incurred, during the last five years, a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) or
      (2) received any written notice or communication from the plan administrator of such Multiemployer Plan that could reasonably be expected to result in any liability of the Company, any of its Subsidiaries or Company ERISA Affiliates under Title IV of ERISA in connection with any withdrawal from such Multiemployer Plan.

                        (vi) No Company Benefit Plan or Company Benefit Agreement provides health benefits (whether or not insured) with respect to employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries after retirement or other termination of service (other than coverage or benefits (A) required to be provided under Part 6 of Title I of ERISA or similar Applicable Law or (B) the full cost of which is borne by the employee or former employee (or any of their beneficiaries)).

                        (vii) Neither the negotiation and execution of this Agreement, the Company Stockholder Approval, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan or Company Benefit Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director of the Company or any of its Subsidiaries. There is no contract, agreement, plan or arrangement with any current or former employee, officer or director of the Company to which the Company or any of its Subsidiaries is a party as of the date of this Agreement, that, individually or collectively and as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, is reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code or any corresponding or similar provision of state, local or foreign income Tax law.

                        (viii) All Company Benefit Plans and Company Benefit Agreements that are subject to the laws of any jurisdiction outside the United States (i) have been operated in accordance with their terms in all respects, except for those failures to operate the Company Benefit Plans and Company Benefit Agreements in accordance with their terms that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and (ii) are in compliance with all such applicable laws, including relevant tax laws, except for those failures to comply with such applicable laws that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                        (ix) The Company has provided to Parent true, complete and correct copies of all indemnification agreements with its officers and directors and the officers and directors of its Subsidiaries.

                  (k) Taxes.

                        (i) Each of the Company and its Subsidiaries has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns (as defined below) required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority (as defined below), (B) paid all Taxes shown as due on such Tax Returns, and (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                        (ii) Except for such Liens as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, there are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents filed prior to the date of this Agreement.

                        (iii) The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                        (iv) There is no audit, examination, deficiency, refund litigation or proposed adjustment with respect to any Taxes other than those which if determined adversely are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice in writing of any claim made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file a Tax Return, that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

                        (v) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries except, in each case, with respect to Taxes or deficiencies, as the case may be, that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any material Taxes is currently in force.

                        (vi) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of a material amount of Taxes other than such an agreement exclusively between or among the Company and any of its Subsidiaries, and neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a material consolidated income Tax Return (other than a group the common parent of which is the Company) or (B) has any material liability for the income or franchise Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                        (vii) Neither the Company nor any of its Subsidiaries has: (A) agreed to make nor is it required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except where such adjustments are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; (B) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of
      Section 368(a) of the Code.

                        (viii) Neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                        (ix) The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Effective Time.

                        (x) The Company and each of its Subsidiaries is in material compliance with, and the records of each of the Company and each of its Subsidiaries contain sufficient information and documents necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax laws.

                        (xi) Section 3.1(k)(xi) of the Company Disclosure Letter lists all foreign jurisdictions in which the Company or any of its Subsidiaries files a material Tax Return.

                        (xii) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added; "Tax Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes; and "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

                  (l) Interested Party Transactions. Since December 31, 2003, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

                  (m) Environmental Matters.

                        (i) Except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, (A) the operations of the Company and its Subsidiaries are, and at all times since January 1, 2001 have been, in compliance with all applicable Environmental Laws (as defined in Section 8.3(j)), including possession and compliance with the terms of all licenses required by Environmental Laws and, to the Knowledge of the Company and its Subsidiaries, there are no facts or circumstances that would materially increase the cost of maintaining such compliance in the future, (B) there are no pending, or to the Knowledge of the Company, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws by the Environmental Protection Agency or any other Governmental Entity or any other Person against the Company or any of its Subsidiaries or involving any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased or other sites (except at such other sites at which the Company disposed, or allegedly disposed, of Hazardous Materials (as defined in Section 8.3(o)) and for which the Company is not reasonably likely to be named a potentially responsible party) at which Hazardous Materials were disposed of, or allegedly disposed of, by the Company or any of its Subsidiaries, (C) the Company and its Subsidiaries have not received any written allegations of any Environmental Liabilities (as defined in Section 8.3(k)) and, to the Knowledge of the Company, no facts, circumstances or conditions relating to, associated with or attributable to any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or the Company's or any Subsidiary's operations thereon has resulted in or is reasonably likely to result in Environmental Liabilities, (D) all real property owned or operated by the Company or any of its Subsidiaries is free of contamination from Hazardous Materials that is reasonably likely to create liability for clean-up or remediation under Environmental Laws, and (E) all material environmental reports, assessments and data produced in the last five years and in the possession or control of the Company or its Subsidiaries have been provided to Parent.

                        (ii) Without in any way limiting the generality of the foregoing, to the Knowledge of the Company, (A) there is no asbestos contained in or forming part of any building, building component, structure or office space currently owned or leased by the Company or its Subsidiaries, and (B) no polychlorinated biphenyls (PCB's) are used or stored at any property currently owned or leased by the Company or its Subsidiaries.

                  (n) Intellectual Property.

                        (i) Set forth in Section 3.1(n)(i) to the Company Disclosure Letter is a true and complete list of (A) patents and patent applications, trademarks and service marks and all applications and registrations therefor, all domain names, and all material copyrights included in the Company Owned Intellectual Property, other than nonmaterial copyrights and (B) all Contracts under which the Company or any Subsidiary has licensed in or granted any rights or interests in or to, or which by their terms expressly restrict the Company's or any of its Subsidiaries' rights to use, any Intellectual Property (each, an "IP Contract") related to any or all of the Key Products, other than (i) manufacturing agreements, supply agreements, quality agreements, finished product and packaging agreements, and other similar agreements entered into in the ordinary course of business and (ii) standard license agreements for commercially-available, off-the-shelf software.

                        (ii) The Company has or its Subsidiaries have an unrestricted ownership interest in the Company Owned Intellectual Property (in each case, free and clear of any Liens) and is listed in the records of the appropriate United States, state or foreign registry as a sole or joint current owner of record for each application and registration included in the Company Owned Intellectual Property. The Company Intellectual Property includes all Intellectual Property, and the Company's and its Subsidiaries' rights in and to the Company Intellectual Property include all Intellectual Property rights, used in or necessary for the conduct of the business of the Company or its Subsidiaries as it is currently conducted with respect to (A) any or all of the Key Products and (B) any other material aspect of the business of the Company or its Subsidiaries as it is currently conducted; the Contracts under which the Company has been granted rights in any material Intellectual Property owned or controlled by a third Person are valid and legally enforceable, and free and clear of all Liens.

                        (iii) (A) The Company and its Subsidiaries (i) have an exclusive, unrestricted ownership interest in all Company Owned Intellectual Property used in or necessary for the conduct of the business of the Company or its Subsidiaries as it is currently conducted with respect to any or all of the Key Products (in each case, free and clear of any Liens) and (ii) have an exclusive license to all Company Licensed Intellectual Property used in or necessary for the conduct of the business of the Company or its Subsidiaries as it is currently conducted with respect to any or all of the Key Products (in each case, free and clear of any Liens), and (B) neither the Company nor any of its Subsidiaries has granted or assigned to any Person any right or interest in or to any Key Product.

                        (iv) To the Knowledge of the Company, no Person, in the past six (6) years, with respect to any Company Intellectual Property relating to any or all of the Key Products, or in the past three (3) years, with respect to any other Company Intellectual Property, is misappropriating, infringing, diluting or otherwise violating, either directly or indirectly, any Company Intellectual Property. No Actions have been brought or threatened against any Person during the past six (6) years, with respect to any Company Intellectual Property relating to any or all of the Key Products, or during the past three (3) years, with respect to any other Company Intellectual Property, by the Company, any of its Subsidiaries or, with respect to any or all of the Key Products, by any of their licensors and, to the Knowledge of the Company, there is no basis for any Action regarding any of the foregoing.

                        (v) (A) There has not been any Action during the past six (6) years, with respect to any Company Intellectual Property relating to any or all of the Key Products, or during the past three (3) years, with respect to any other Company Intellectual Property, there is no pending Action and, to the Knowledge of the Company, there is no threatened Action (1) alleging misappropriation, infringement, dilution or other violation by the Company or any of its Subsidiaries of any Intellectual Property rights of any Person, (2) challenging the Company's or any of its Subsidiaries' ownership or use of, or the validity, enforceability, registrability or maintenance of, any Company Owned Intellectual Property, or (3) alleging that the use by the Company or any of its Subsidiaries of Company Licensed Intellectual Property is in breach of any applicable grant, license, agreement, instrument or other arrangement pursuant to which the Company or any Affiliate acquired the right to use such Intellectual Property, and (B) with respect to (1) any or all of the Key Products and (2) to the extent material, any other Company Intellectual Property, there is no basis for any Action regarding any of the foregoing in (A)(1), (A)(2) or (A)(3); no Company Intellectual Property has been or is being used or enforced by the Company or its

      Subsidiaries or, with respect to any or all of the Key Products, by any of their licensors in a manner that, individually or in the aggregate, is reasonably likely to result in the cancellation, invalidity or unenforceability of such Intellectual Property.

                        (vi) All patents and patent applications, trademark registrations and applications and all other applications, registrations and filings under the Company Intellectual Property (A) meet all material applicable requirements for obtaining a patent, trademark registration or other Intellectual Property registration, including any applicable disclosure requirements, (B) are subsisting, in full force and effect, (C) with respect to (1) any or all of the Key Products and (2) to the extent material, any other Company Intellectual Property, are valid and enforceable, (D) have not expired, been cancelled or abandoned, and (E) have had paid in a timely manner all registration, maintenance and renewal fees necessary to preserve the rights of the Company in connection with such Intellectual Property.

                        (vii) No patent applications under the Company Intellectual Property stand under final rejection before the United States Patent and Trademark Office or any equivalent foreign governmental entity; the Company and its Subsidiaries have taken all commercially reasonable measures to obtain patent rights worldwide, to the extent commercially reasonable to do so, under Company Owned Intellectual Property and Company Licensed Intellectual Property as to which they have the necessary prosecution rights, and have not forfeited or otherwise lost any right to file any material patent applications or obtain any material patents in any country in North America or the European Union or in Japan, such as by failing to meet any filing deadline or otherwise; the Company and its Subsidiaries have no reason to believe that the scope of any issued claims under any patents under the Company Intellectual Property should be less than the scope reflected as of the date hereof in such patents or that the scope of any issued claims under any patent applications under the Company Intellectual Property will or should be materially less than the scope reflected as of the date hereof in such patent applications.

                        (viii) The Company has provided Parent with access to all IP Contracts related to any or all of the Key Products, other than (i) non-material manufacturing agreements, supply agreements, quality agreements, finished product and packaging agreements, and other similar agreements entered into in the ordinary course of business and (ii) standard license agreements for commercially-available, off-the-shelf software.

                        (ix) Neither the Company nor any of its Subsidiaries has granted any Person any right to control the prosecution or registration of any Company Intellectual Property relating to any or all of the Key Products or to bring or defend any Actions with respect to Company Intellectual Property relating to any or all of the Key Products.

                  (x) Neither the Company nor any of its Subsidiaries has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements in connection with the resolution of any disputes or Actions which (A) restrict the Company's or any of its Subsidiaries' right to use any material Intellectual Property, (B) restrict the Company's or any of its Subsidiaries' businesses in any material manner in order to accommodate any Person's Intellectual Property, or (C) permit any Person to use any material Company Intellectual Property except as expressly permitted under an IP Contract.

                  (xi) The Company and each of its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of the trade secrets and other proprietary information under the Company Intellectual Property. No current or former employee or contractor of the Company or any of its Subsidiaries owns or retains any material rights or interests in or to any of the Company Intellectual Property. There has not been any disclosure of any material confidential information of the Company or any of its Subsidiaries (including any such information of any other Person disclosed in confidence to the Company or its Subsidiaries) to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

            (o) Litigation.

                  (i) There are no suits, claims, actions, proceedings, hearings, notices of violation, demand letters or investigations (each, an "Action") pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries or any executive officer or director of the Company or its Subsidiaries or any of their respective properties, including Intellectual Property, except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor its Subsidiaries are subject to any outstanding order, writ, injunction or decree of any Governmental Entity specifically applicable to, or having a disproportionate effect on, the Company and its Subsidiaries except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (ii) In connection with the manufacture, sale, marketing or distribution of the products set forth in Section 3.1(o)(ii) of the Company Disclosure Letter, as of the date of this Agreement and to the Knowledge of the Company, (A) there has never been any Action against or affecting the Company or its Subsidiaries, (B) the Company and its Subsidiaries have never received any claim or request for compensation for alleged personal injuries, (C) the Company and its Subsidiaries have never paid any settlement or other monies to a claimant to have an Action resolved, and (D) the Company and its Subsidiaries have never been notified that a user of any of the products set forth in Section 3.1(o)(ii) of the Company Disclosure Letter intends to make a claim or commence litigation, in each case except for any Actions, claims, requests, payments, notices or other items described under clauses (A) through (D) which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

            (p) Insurance.

                  (i) The Company has provided or made available to Parent true, correct and complete copies of its director and officer and employee and officer insurance policies and all policies of insurance material to the Company and its Subsidiaries, taken as a whole, to which the Company or its Subsidiaries is a party or is a beneficiary or named insured. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are appropriate and reasonable, considering the Company's and its Subsidiaries' properties, business and operations.

                  (ii) Except for such matters as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, no event relating specifically to the Company or its Subsidiaries (as opposed to events affecting the pharmaceuticals industry in general) has occurred that is reasonably likely to result, after the date of this Agreement, in an increase in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, as of the date of this Agreement, no excess liability or protection and indemnity insurance policy has been cancelled by the insurer since January 1, 2001, and to the Company's Knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of the Company or any Subsidiary of the Company during the period of one year prior to the date hereof. As of the date hereof, to the Company's Knowledge, no event has occurred, including the failure by the Company or any Subsidiary of the Company to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of the Company or any Subsidiary of the Company under any such excess liability or protection and indemnity insurance policies.

                  (iii) As of the date of this Agreement, the Company has provided any and all correspondence, documents, and other materials which in any way limit or reserve the rights of the Company's insurers for material Actions against or affecting the Company. All self-insured retention for all product liability Actions against or affecting the Company is limited in the aggregate sum for each policy year as specified in Section 3.1(p)(iii) of the Company Disclosure Letter.

            (q) State Takeover Statutes. Assuming that neither Parent nor Merger Sub is an "interested shareholder" within the meaning of the TBCA, the Company has taken all necessary action so that no "investor protection act," "business combination," "control share acquisition" or other anti-takeover statute or regulation, in each case under the TBCA, nor any takeover provision in the Company Organizational Documents, would (i) prohibit or restrict the Company's ability to perform its obligations under this Agreement or the Articles of Merger or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement or the Articles of Merger, or any provision hereof or thereof, or (iii) subject Parent to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Articles of Merger.

            (r) Brokers and Advisors. Except for fees payable to Goldman, Sachs & Co. ("Goldman"), no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided to Parent copies of all agreements relating to the engagement by the Company of advisors in connection with the transaction contemplated by this Agreement, including all agreements with respect to the engagement of Goldman, lawyers, accountants and other advisors.

            (s) Opinion of Financial Advisor. The Company has received the opinion of its financial advisor, Goldman, which opinion will be delivered in written form dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock. The Company will provide a copy of this opinion to Parent solely for informational purposes promptly following the date of this Agreement and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or otherwise modified.

            (t) Foreign Corrupt Practices and International Trade Sanctions. To the Company's Knowledge, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, in each case, except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

            (u) Material Contracts.

                  (i) For purposes of this Agreement, "Company Material Contract" shall mean:

                        (1) Any employment, severance, consulting or other Contract with an employee or former employee, officer or director of the Company or any Subsidiary of the Company (other than any unwritten Contract for the employment of any such employee or former employee implied at law) which will require the payment of amounts by the Company or any Subsidiary of the Company, as applicable, after the date hereof in excess of $150,000 per annum;

                        (2) Any collective bargaining Contract with any labor union;

                        (3) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $1,000,000;

                        (4) Any Contract containing covenants of the Company or any Subsidiary of the Company (A) to indemnify or hold harmless another Person, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, is less than $1,000,000 or (B) not to (or otherwise restricting or limiting the ability of the Company or any of its Subsidiaries to) compete in any line of business or geographic area, including any covenant not to compete with respect to the manufacture, marketing, distribution or sale of any product or product line;

                        (5) Any Contract requiring aggregate future payments or expenditures in excess of $1,000,000 and relating to cleanup, abatement, remediation or similar actions in connection with environmental liabilities;

                        (6) Any license, royalty Contract or other Contract with respect to (i) Company Intellectual Property that grants to a third party any exclusive rights to such Intellectual Property or (ii) Intellectual Property which, pursuant to the terms thereof, requires, or may require upon the occurrence of certain events, payments by the Company or any Subsidiary of the Company in excess of $500,000;

                        (7) Any Contract pursuant to which the Company or any Subsidiary of the Company is required to, or obtains any rights to, undertake the development or commercialization of any pharmaceutical product;

                        (8) Any Contract pursuant to which the Company or any Subsidiary of the Company has entered into a partnership or joint venture with any other Person (other than the Company or any Subsidiary of the Company);

                        (9) Any indenture, mortgage, loan or credit Contract under which the Company or any Subsidiary of the Company has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of Indebtedness for borrowed money or otherwise, or guaranteed indebtedness for money borrowed by others;

                        (10) Any Contract under which the Company or any Subsidiary of the Company is (A) a lessee of real property, (B) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third person or entity, (C) a lessor of real property, or (D) a lessor of any tangible personal property owned by the Company or any Subsidiary of the Company, in any case referred to in clauses (B) or (D) only which requires annual payments in excess of $500,000;

                        (11) Any Contract under which the Company or any Subsidiary of the Company is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by the Company or any Subsidiary of the Company in excess of $1,000,000 per annum;

                        (12) Any material Contract (including guarantees) between the Company and any Subsidiary of the Company;

                        (13) Any Contract which requires payments by the Company or any Subsidiary of the Company in excess of $1,000,000 per annum containing "change of control" or similar provisions;

                        (14) Any Contract relating to the acquisition or disposition of any business or any assets (whether by merger, sale of stock or assets or otherwise);

                        (15) Any Contract (other than Contracts of the type described in subclauses (1) through (14) above) that involves aggregate payments by or to the Company or any Subsidiary of the Company in excess of $1,000,000 per annum, other than a purchase or sales order or other Contract entered into in the ordinary course of business consistent with past practice;

                        (16) Any Contract the termination or breach of which, or the failure to obtain consent in respect of, is reasonably likely to have a Company Material Adverse Effect; and

                        (17) Any Contracts relating to the Key Products (any such contract, a "Key Products Contract").

                  (ii) No Breach. All Company Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (x) they have previously expired in accordance with their terms, (y) in the case of Company Material Contracts that are not Key Products Contracts, any failures to be in full force and effect which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and (z) in the case of Company Material Contracts that are Key Products Contracts, any failures to be in full force and effect which, individually or in the aggregate, are not reasonably likely to materially and adversely affect the related Key Product. Neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any counterparty to any Company Material Contract (excluding the Key Products Contracts), has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations or defaults which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any counterparty to any Key Products Contract has (A) violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Key Products Contract or (B) notified the Company, either orally or in writing, of any intent to breach, fail to perform, terminate, or not renew any Key Products Contract, other than, in the case of (A) and (B) above, any such violations, commissions, failures or notifications that, individually or in the aggregate, are not reasonably likely to materially and adversely affect the related Key Product.

                  (v) Real Property. (i) With respect to each parcel of Material Owned Real Property: (A) the Company or any of its Subsidiaries, as the case may be, has good and marketable indefeasible fee simple title, free and clear of all liens, charges, mortgages, security interests and encumbrances, except (a) Permitted Liens; (b) easements for the erection and maintenance of public utilities exclusively serving the properties; or
      (c) other easements and encumbrances affecting the properties so long as same do not render title to the Material Owned Real Property unmarketable or uninsurable; (B) neither the Company nor any of its Subsidiaries, as the case may be, has leased or otherwise granted to any Person the right to use or occupy such Material Owned Real Property or any portion thereof;
      (C) other than the right of Parent and Merger Sub pursuant to this Agreement and as set forth in Section 3.1(v)(i)(C) of the Company Disclosure Letter, there are no outstanding options, rights of first offer, rights of reverter or rights of first refusal to purchase such Material Owned Real Property or any portion thereof or interest therein; and (D) neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein, other than, in the case of (A), (B), (C) and (D) above, for any such case where there is no current or reasonably likely material interference with the operations conducted at the Material Owned Real Property as presently conducted (or as would be conducted at full capacity).

                        (ii) With respect to each Material Leased Real Property, the Company or any of its Subsidiaries, as the case may be, has delivered or made available to Parent and Merger Sub a true and complete copy of the Lease for such Material Leased Real Property. With respect to each of the aforementioned Leases: (A) such Lease is legal, valid, binding, enforceable and in full force and effect; (B) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (C) there are no disputes with respect to such Lease; (D) neither the Company nor any of its Subsidiaries, as the case may be, nor, to the Knowledge of the Company or any of its Subsidiaries, as the case may be, any other party to the Lease is in breach or default under such Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (E) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (F) neither the Company nor any of its Subsidiaries, as the case may be, owes, nor will it owe in the future, any brokerage commissions or finder's fees with respect to such Lease; (G) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries; (H) neither the Company nor any of its Subsidiaries, as the case may be, has subleased, licensed or otherwise granted any Person the right to use or occupy such Material Leased Real Property or any portion thereof; (I) neither the Company nor any of its Subsidiaries, as the case may be, has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (J) there are no Liens on the estate or interest created by such Lease, other than, in the case of (A) through (J) above, for any such case where there is no current or reasonably likely material interference with the operations conducted at the Material Leased Real Property as presently conducted (or as would be conducted at full capacity).

                        (iii) The present use of the land, buildings, structures and improvements on the Material Real Property are, in all material respects, in conformity with all material Applicable Laws, rules, regulations and ordinances, including all material applicable zoning laws, ordinances and regulations and with all material registered deeds or other restrictions of record, and neither the Company nor any of its Subsidiaries, as the case may be, has received any written notice of violation thereof. There exists no material conflict or dispute with any regulatory authority or other Person relating to any Material Real Property or the activities thereon, other than where there is no current or reasonably likely material interference with the operations at the Material Real Property as presently conducted (or as would be conducted at full capacity). All buildings, structures and improvements on the Material Real Property are located within the lot lines (and within the mandatory set-backs from such lot lines established by zoning ordinance or otherwise) and not over areas subject to easements or rights of way, other than where there is no current or reasonably likely material interference with the operations conducted at the Material Real Property as presently conducted (or as would be conducted at full capacity).

                        (iv) Neither the Company nor any of its Subsidiaries, as the case may be, has received any notice from any insurance company of any material defects or inadequacies in the Material Real Property or any part thereof, which would materially and adversely affect the insurability of the same or of any termination or threatened (in writing) termination of any policy of insurance.

                  (w) Company Rights Agreement. The Company has taken all action so that the execution of this Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Company Rights Agreement or enable, require or cause the Company Rights to be exercised, distributed or triggered thereunder.

                  (x) No Impairment. To the Knowledge of the Company, as of the date of this Agreement, no event has occurred and there is no circumstance that impairs in any material respect the ability of the Company to perform its obligations under this Agreement or is reasonably likely to prevent or materially delay the consummation by the Company of any of the transactions contemplated by this Agreement.

                  (y) Statements in Connection with Investigations. Each communication by the Company or its representatives to Parent or its representatives, whether oral, written, electronic or otherwise, relating to the Investigations did not when made, and does not, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 3.2 Representations and Warranties of Parent and Merger Sub. Except as set forth in (x) the disclosure letter dated as of the date of this Agreement and executed and delivered by Parent and Merger Sub to the Company concurrently with or prior to the execution and delivery by Parent and Merger Sub of this Agreement (the "Parent Disclosure Letter") or (y) all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) publicly filed by Parent since January 1, 2001 and prior to the date hereof with the SEC ("Parent Public Filings"), Parent and Merger Sub represent and warrant to the Company as set forth below.

                  (a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

                        (i) Organization, Standing and Corporate Power. Parent and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized, and has the requisite corporate (or similar) power and authority and all government approvals necessary to own, lease and operate its properties and to carry on its business as currently conducted, except for those jurisdictions in which the failure to have such power, authority and government approvals and to be so organized, existing or in good standing are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect (as defined in Section 8.3(gg)). Each of Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                        (ii) Charter Documents. Parent and Merger Sub have delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of (A) the articles of incorporation of Parent (including any certificates of designation), as amended and currently in effect (the "Parent Charter"), and the bylaws of Parent, as amended and currently in effect (the "Parent Bylaws," and, together with the Parent Charter, the "Parent Organizational Documents"), and (B) the charter and bylaws of Merger Sub and articles or certificate of incorporation and bylaws or like organizational documents of each of Parent's other Subsidiaries (as amended and currently in effect (collectively, the "Parent Subsidiary Organizational Documents")), and each such instrument is in full force and effect. Parent is not in violation of the Parent Organizational Documents and none of its Subsidiaries is in material violation of its Parent Subsidiary Organizational Documents.

                  (b) Capital Structure. The authorized capital stock of Parent consists of 600,000,000 shares of Parent Common Stock, and 5,000,000 shares of preferred stock, par value $0.50 per share ("Parent Preferred Stock"). At the close of business on July 21, 2004, (A) 268,692,269 shares of Parent Common Stock were issued and outstanding; (B) 35,129,641 shares of Parent Common Stock were held by Parent; (C) no shares of Parent Preferred Stock were issued and outstanding; (D) 44,490,510 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1986 Incentive Stock Option Plan, Parent's 1997 Incentive Stock Option Plan, Parent's 1992 Nonemployee Director Stock Option Plan, and Parent's 2003 Long-Term Incentive Plan (such plans, collectively, the "Parent Stock Plans"); and (E) 300,000 shares of Parent Preferred Stock were designated as Junior Participating Preferred Stock, Series A, par value $0.50 per share, and were reserved for issuance upon the exercise of preferred share purchase rights (the "Parent Rights") issued pursuant to the Rights Agreement, as amended to the date hereof, between Parent and American Stock Transfer & Trust Co., as rights agent (the "Parent Rights Agreement"). Parent has delivered or made available to the Company a complete and correct copy of the Parent Rights Agreement as in effect on the date hereof. Each outstanding share of capital stock of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                        (ii) As of the close of business on July 21, 2004, 22,641,785 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to acquire shares of Parent Common Stock ("Parent Options") under the Parent Stock Plans. There are no Parent Options outstanding other than Parent Options outstanding under Parent Stock Plans. All shares of Parent Common Stock that may be issued prior to the Effective Time under the Parent Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized stock appreciation rights, security-based performance units, "phantom" stock, profit participation or other similar rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Parent). There are no contractual obligations for Parent or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of Parent or its Subsidiaries under the Securities Act.

                        (iii) No bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which stockholders of Parent may vote ("Parent Voting Debt") are issued or outstanding as of the date hereof.

                        (iv) There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Parent Voting Debt or other voting securities of Parent or any of its Subsidiaries, or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                        (v) Since January 1, 2004 and through the date hereof, other than (A) issuances of Parent Common Stock pursuant to the exercise of Parent Options granted under Parent Stock Plans and outstanding as of March 31, 2004, (B) repurchases of Parent Common Stock from employees of Parent following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (C) issuances of Parent Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of Parent Common Stock to defined contribution plans sponsored by Parent, and (D) grants of Parent Options under Parent Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of Parent,
      (2) the number of Parent Options outstanding, or (3) the number of other options, warrants or other rights to purchase Parent capital stock.

                        (vi) Neither Parent nor any of its Subsidiaries is a party to any currently effective agreement (A) restricting the purchase or transfer of, (B) relating to the voting of, or (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to any capital stock of Parent or any of its Subsidiaries.

                        (vii) Other than its Subsidiaries, as of the date hereof, Parent does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to Parent and its Subsidiaries, taken as a whole. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of Parent or any other Person, other than guarantees by Parent of any indebtedness or other obligations of any wholly-owned Subsidiary of Parent and other than loans made in the ordinary course consistent with past practice to employees of Parent and its Subsidiaries.

                        (viii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which shares are issued and outstanding. Parent is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub. Merger Sub was formed at the direction of Parent solely for the purposes of effecting the Merger and the other transactions contemplated hereby. Except as required by or provided for in this Agreement, Merger Sub (x) does not hold, nor has it held, any assets, (y) does not have, nor has it incurred, any liabilities and (z) has not carried on any business activities other than in connection with the Merger and the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

                  (c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

                        (i) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to approval of the Stock Issuance, the Parent Stockholder Approval (as defined in Section 3.2(c)(iii)). This Agreement has been duly executed and delivered by Parent and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                        (ii) Board Approval. The Board of Directors of Parent has (A) determined that this Agreement, the Merger and the Stock Issuance are advisable and fair to and in the best interests of Parent and its stockholders, (B) duly approved and adopted this Agreement and the Stock Issuance, which adoption and approval has not been rescinded or modified,
      (C) resolved (subject to Section 4.2(e)) to recommend the Stock Issuance to its stockholders for approval and (D) directed that the Stock Issuance be submitted to its stockholders for consideration in accordance with this Agreement.

                        (iii) Voting Requirements. The affirmative vote by a majority of the votes cast by holders of outstanding shares of Parent Common Stock at a meeting duly called and held for approval of the Stock Issuance in favor of the Stock Issuance and pursuant to Rule 312.03 in the Listed Company Manual of the NYSE (the "Parent Stockholder Approval"), is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Stock Issuance, and no other vote of the holders of any class or series of Parent capital stock is necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

                        (iv) No Conflict. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and compliance by Parent and Merger Sub with the provisions of this Agreement will not, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries or any restriction on the conduct of Parent's business or operations under (A) the Parent Organizational Documents, (B) the Parent Subsidiary Organizational Documents, (C) any Contract or Parent Permit (as defined in
      Section 3.2(g)(i)) or (D) subject to the governmental filings and other matters referred to in Section 3.2(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (C) and (D), any such conflicts, violations, breaches, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                        (v) Required Filings or Consents. No consent, approval, order or authorization or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any Governmental Entity is required to be made, obtained, performed or given to or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Merger Sub, the approval of the Stock Issuance or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for:

            (A) compliance with, and filings under, the HSR Act and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

            (B)   the filing with the SEC of:

                  (1)   the Form S-4 (including the Joint Proxy Statement); and

                  (2) such reports under Sections 13, 15(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby;

            (C) the filing of the Articles of Merger with the Secretary of State and appropriate documents with the NYSE and the relevant authorities of other states in which Parent or Merger Sub is qualified to do business and such filings as may be required under state securities or other "blue sky" laws; and

            (D) such consents, approvals, orders, authorizations, permits, actions, registrations, declarations, filings or notifications, the failure of which to be made, obtained, performed or given are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                  (d) SEC Documents; Financial Statements.

                        (i) Parent has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be so filed by Parent since January 1, 2001 (excluding the Joint Proxy Statement, the "Parent SEC Documents"). As of its respective date, each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, SOX and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, in each case to the extent in effect on the date of filing. Each Parent SEC Document did not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document filed with the SEC prior to the date hereof. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act.

                        (ii) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Documents, and to the Knowledge of Parent, the statements contained in such certifications are true and correct.

                        (iii) The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K or the applicable rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                        (iv) Except as adequately reflected or reserved against in the balance sheet of Parent, dated March 31, 2004, included in the Form 10-K filed by Parent with the SEC on June 14, 2004 (such balance sheet, including the notes thereto, the "Parent Balance Sheet"), neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet or notes thereto of Parent and its consolidated Subsidiaries, except for liabilities or obligations (A) incurred since March 31, 2004 in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or (B) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby.

                        (v) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet, partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated

      Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent's or such Subsidiary's published financial statements or the other Parent SEC Documents.

                        (vi) Since April 1, 2001, Parent has not received any oral or written notification of a (x) "reportable condition" or (y) "material weakness" in Parent's internal controls.

                  (e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, when filed or at any time it is amended or supplemented or at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to information or statements with respect to the Company or any of its Subsidiaries made or incorporated by reference therein supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

                  (f) Absence of Certain Changes or Events.

                        (i) Since March 31, 2004 through the date hereof:

            (A) Parent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

            (B) there has not been any split, combination or reclassification of any of Parent's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of, or in substitution for, shares of Parent's capital stock;

            (C) except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by Parent materially affecting the consolidated financial position or results of operations of Parent; and

            (D) no action has been taken by Parent or its Subsidiaries to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Parent Benefit Plan (as defined in Section 3.2(i)(i)) or Parent Option.

                        (ii) Since March 31, 2004 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or are reasonably likely to have, a Parent Material Adverse Effect.

                  (g) Compliance with Applicable Law; Permits.

                        (i) Parent, its Subsidiaries and their employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including all authorizations under the FDCA and the regulations of the FDA promulgated thereunder) and third Persons which are required for Parent and its Subsidiaries to own, lease and operate its properties and other assets and to carry on their respective businesses in the manner described in the Parent SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the "Parent Permits"), and all Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Parent Permits is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                        (ii) Parent and its Subsidiaries are, and have been at all times since January 1, 2001, in compliance with the terms of the Parent Permits and all Applicable Law relating to Parent and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Parent Permits or such Applicable Law is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. Since January 1, 2001, neither Parent nor any of its Subsidiaries has received any notification from any Governmental Entity (A) asserting that Parent or any of its Subsidiaries is not in material compliance with, or at any time since such date has failed to materially comply with, Applicable Law or
      (B) threatening to revoke any material Parent Permit. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of Parent, has been threatened against Parent or any of its Subsidiaries.

                  (h) FDA & Related Matters.

                        (i) Parent and its Subsidiaries are in compliance in all material respects with (A) all written communications, including all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 Notices and similar letters or notices, between Parent or any of its Subsidiaries and the FDA or any Drug Regulatory Agency, (B) all product recalls, notifications and safety alerts conducted by Parent or any of its Subsidiaries, whether or not required by the FDA, and any request from the FDA or any Drug Regulatory Agency requesting Parent or any of its Subsidiaries to cease to investigate, test or market any product, and (C) any criminal, injunctive, seizure or civil penalty actions begun or threatened by the FDA or any Drug Regulatory Agency against Parent or any of its Subsidiaries to Parent 's Knowledge and all related consent decrees (including plea agreements) issued with respect to Parent or any of its Subsidiaries.

                        (ii) None of the material approvals, clearances, authorizations, registrations, certifications, permits, filings or notifications that Parent or any of its Subsidiaries has received or made to the FDA or any Drug Regulatory Agency that relate to the marketing of Parent's material products have been or are being revoked.

                        (iii) None of Parent or any of its Subsidiaries has Knowledge (or has been notified by a Parent Partner (as defined below)) of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against any of Parent, its Subsidiaries or any Person which manufactures, develops or distributes products pursuant to a development, commercialization, manufacturing, supply or other collaboration arrangement with Parent or any of its Subsidiaries (each, a "Parent Partner") by the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs in any jurisdiction, except for such regulatory actions as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect, or are not reasonably likely to limit in any material way or restrict the ability of Parent or its Subsidiaries to market existing products.

                        (iv) All preclinical studies and clinical trials being conducted by Parent or its Subsidiaries are, or, in the case of such studies or trials being conducted by a Parent Partner, to the Knowledge of Parent are, being conducted in material compliance with the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable, and all applicable requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54, and 56, except for such noncompliance which is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                        (v) The manufacture of products by Parent and its Subsidiaries is, or, in the case of any products manufactured by a Parent Partner, to the Knowledge of Parent is, being conducted in compliance with the FDA's applicable current Good Manufacturing Practices regulations for drug and biological products, except for such noncompliance which is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. In addition, Parent and its Subsidiaries and, to the Knowledge of Parent, their respective Parent Partners, are in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Applicable Law, except for such noncompliance which is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                        (vi) None of Parent, its Subsidiaries or, to the Knowledge of Parent, any of their respective agents or subcontractors has been convicted of any crime or engaged in any conduct which could result in debarment or disqualification by the FDA or any Drug Regulatory Agency, and there are no proceedings pending or, to the Knowledge of Parent, threatened in writing that reasonably might be expected to result in criminal liability or debarment or disqualification by the FDA or any Drug Regulatory Agency.

                  (i) Benefit Plans.

                        (i) Each benefit plan, arrangement, agreement and understanding maintained or contributed to, or required to be maintained or contributed to, by Parent or any of its Subsidiaries or any other Person under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code with Parent (a "Parent ERISA Affiliate") for the benefit of any current or former employee, officer or director of Parent or any of its Subsidiaries or Parent ERISA Affiliates (except any plan which is a Multiemployer Plan, the "Parent Benefit Plans") and each employment agreement, consulting agreement and termination or severance agreement between Parent or any of its Subsidiaries, on the one hand, and any current or former employee, officer or director of Parent or any of its Subsidiaries, on the other hand, with respect to which Parent or any of its Subsidiaries has any obligations or liabilities (the "Parent Benefit Agreements") has been administered and operated in accordance with its terms, the applicable provisions of ERISA, the Code and other Applicable Law and the terms of all applicable collective bargaining agreements, except where the failure to be so administered or operated is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. With respect to the Parent Benefit Plans, no event has occurred and there exists no condition or set of circumstances which is reasonably likely to have a Parent Material Adverse Effect under ERISA, the Code or any other Applicable Law.

                        (ii) None of the Parent Benefit Plans is subject to
      Section 302 or Title IV of ERISA or Section 412 of the Code. None of Parent, any of its Subsidiaries or any Parent ERISA Affiliate participates in, or is required to contribute to, any Multiemployer Plan. As of the date of this Agreement, none of Parent, any of its Subsidiaries or Parent ERISA Affiliates has, with respect to any Multiemployer Plan, (1) incurred, during the last five years, a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) or (2) received any written notice or communication from the plan administrator of such Multiemployer Plan that could reasonably be expected to result in any liability of Parent, any of its Subsidiaries or Parent ERISA Affiliates under Title IV of ERISA in connection with any withdrawal from such Multiemployer Plan.

                        (iii) Neither the negotiation and execution of this Agreement, the Parent Stockholder Approval, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Benefit Plan or Parent Benefit Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director of Parent or any of its Subsidiaries.

                  (j) Taxes.

                        (i) Each of Parent and its Subsidiaries has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority, (B) paid all Taxes shown as due on such Tax Returns, and (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                        (ii) Except for such Liens as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect, there are no Liens for Taxes upon any property or assets of Parent or any of its Subsidiaries, except for liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Parent SEC Documents filed prior to the date of this Agreement.

                        (iii) The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                        (iv) Neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of material amount of Taxes other than such an agreement exclusively between or among Parent and its Subsidiaries, and neither Parent nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a material consolidated income Tax Return (other than a group the common parent of which is Parent) or (B) has any material liability for the income or franchise Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                        (v) Neither Parent nor any of its Subsidiaries has: (A) agreed to make nor is required to make any material adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code by reason of a change in method of accounting or otherwise except where any such adjustments are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect; (B) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or
      (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                        (vi) Neither Parent nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (k) Environmental Matters.

                        (i) Except as is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect, (A) the operations of Parent and its Subsidiaries are, and at all times since January 1, 2002 have been, in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws, and Parent and its Subsidiaries have not received written notice from any Governmental Entity of any facts or circumstances that would materially increase the cost of maintaining such compliance in the future, (B) there are no pending or, to the Knowledge of Parent, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws by any Governmental Entity or any other Person against Parent or any of its Subsidiaries or, to the Knowledge of Parent, involving any real property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries, (C) Parent and its Subsidiaries have received no written allegations of any Environmental Liabilities and, to the Knowledge of Parent, no facts, circumstances or conditions relating to, associated with or attributable to any real property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries or Parent's or Subsidiary's operations thereon has resulted in or is reasonably likely to result in Environmental Liabilities, and (D) all material environmental reports, assessments and data produced in the last five years and in the possession or control of Parent or its Subsidiaries have been provided to the Company.

                        (ii) Without in any way limiting the generality of the foregoing, to the Knowledge of Parent, (A) there is no asbestos contained in or forming part of any building, building component, structure or office space currently owned or leased by Parent or its Subsidiaries and (B) no PCB's are used or stored at any property currently owned or leased by Parent or its Subsidiaries.

                  (l) Intellectual Property. Except as is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect,

                        (i) Parent has or its Subsidiaries have (A) an ownership interest in the Parent Owned Intellectual Property (in each case, free and clear of any Liens) and is listed in the records of the appropriate United States, state or foreign registry as a sole or joint current owner of record for each application and registration included in the Parent Owned Intellectual Property and (B) to the Knowledge of Parent, the Contracts under which Parent has been granted rights in any Parent Licensed Intellectual Property owned or controlled by a third Person are valid and legally enforceable;

                        (ii) (A) Parent has or its Subsidiaries have an exclusive license to all Parent Licensed Intellectual Property used in or necessary for the conduct of the business of Parent or its Subsidiaries as it is currently conducted with respect to any or all of the Parent Key Products (in each case, free and clear of any Liens), (B) neither Parent nor any of its Subsidiaries has granted or assigned to any Person any right or interest in or to any Parent Key Product; and (C) Parent or its Subsidiaries, under and subject to the applicable license agreements, have the exclusive right to manufacture and sell each Parent Key Product, and there is no actual or, to the knowledge of Parent, threatened, claim that any party has the ability to cause, or intends to cause, such right of exclusivity to terminate.

                        (iii) to the Knowledge of Parent, no Person is misappropriating, infringing, diluting or otherwise violating, either directly or indirectly, any Parent Intellectual Property;

                        (iv) there is no pending Action and, to the Knowledge of Parent, there is no threatened Action (A) alleging misappropriation, infringement, dilution or other violation by Parent or any of its Subsidiaries of any Intellectual Property rights of any Person or (B) challenging Parent's or any of its Subsidiaries' ownership or use of, or the validity, enforceability, registrability or maintenance of, any Parent Owned Intellectual Property; to the Knowledge of Parent, no Parent Intellectual Property has been or is being used or enforced by Parent or its Subsidiaries or by any of their licensors in a manner that, individually or in the aggregate, is reasonably likely to result in the unenforceability of such Intellectual Property;

                        (v) to the Knowledge of Parent, all patents and patent applications, trademark registrations and applications and all other applications, registrations and filings under the Parent Intellectual Property (A) are subsisting, in full force and effect, (B) are valid and enforceable, (C) have not expired, been cancelled or abandoned, and (D) have had paid in a timely manner all registration, maintenance and renewal fees necessary to preserve the rights of Parent in connection with such Intellectual Property;

                        (vi) Parent and its Subsidiaries have no reason to believe that the scope of any issued claims under any patents under the Parent Intellectual Property should be less than the scope reflected as of the date hereof in such patents; and

                        (vii) Parent and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the trade secrets and other proprietary information under the Parent Intellectual Property.

                  (m) Litigation. There is no Action pending, or, to the Knowledge of Parent, threatened, against or affecting Parent or its Subsidiaries or any executive officer or director of Parent or its Subsidiaries or any of their respective properties, including Intellectual Property, except as is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. Neither Parent nor its Subsidiaries are subject to any outstanding order, writ, injunction or decree of any Governmental Entity specifically applicable to, or having a disproportionate effect on, Parent and its Subsidiaries except as is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                  (n) Brokers and Advisors. Except for fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  (o) Opinion of Financial Advisor. Parent has received the written opinion of its financial advisor, Merrill, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent. Parent has provided a copy of this opinion to the Company solely for informational purposes and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or otherwise modified.

                  (p) Material Contracts. Each of the agreements filed as an exhibit to the Form 10-K filed by Parent with the SEC on June 14, 2004 (the "Parent 10-K") which remain in full force and effect and all of the agreements that would have been required to be filed as an exhibit to the Parent 10-K if any such agreements have been entered into as of the date of filing of such Parent 10-K (collectively, "Parent Material Contracts") are valid and in full force and effect as of the date hereof except to the extent they have previously expired in accordance with their terms, and neither Parent nor any of its Subsidiaries has (or has any Knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Parent Material Contract, except defaults which are not, individually or in the aggregate, reasonably expected to have a Parent Material Adverse Effect. No Parent Material Contract has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated Parent SEC Document or are not required to be filed with the SEC.

                  (q) No Impairment. To the Knowledge of Parent, as of the date of this Agreement, no event has occurred and there is no circumstance that impairs in any material respect the ability of Parent to perform its obligations under this Agreement or is reasonably likely to prevent or materially delay the consummation by Parent of any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            SECTION 4.1 Conduct of Business.

                  (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 4.1(a) of the Company Disclosure Letter or as specifically permitted by any other provision of this Agreement, or unless Parent shall otherwise provide prior written consent (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (i) use its reasonable best efforts to maintain its existence in good standing under Applicable Law, (ii) subject to the restrictions set forth in this Section 4.1(a) and Section 5.4, and other than in connection with this Agreement and the transactions contemplated hereby, conduct its operations only in the ordinary and usual course of business consistent with past practice, (iii) use its reasonable best efforts to keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries, (iv) use its reasonable best efforts to maintain and enforce all Intellectual Property of the Company and each of its Subsidiaries, (v) use its reasonable best efforts to maintain its rights and franchises and preserve its current relationships with its customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect at the Effective Time, (vi) use its reasonable best efforts to maintain the Real Property and other material assets of the Company and each of its Subsidiaries in good repair, order and condition (subject to normal wear and tear) consistent with current needs, use its reasonable best efforts to replace in accordance with prudent practices the Company and each of its Subsidiaries' inoperable, worn out or obsolete assets with assets of good quality consistent with past practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Effective Time, whether or not the Company or any of its Subsidiaries is insured, use its reasonable best efforts to either repair or replace such damaged property to the condition it was in immediately prior to such casualty, loss or damages, and (vii) pay all applicable material Taxes when due and payable. The Company also shall, and shall cause each of its Subsidiaries, as appropriate, to take the actions set forth in Section 4.1(a)(ii) of the Company Disclosure Letter.

                  (b) In addition, without limiting the foregoing, except as set forth in Section 4.1(a) of the Company Disclosure Letter or as specifically permitted by any other provision of this Agreement, the Company shall not and shall not permit any of its Subsidiaries to (unless required by Applicable Law), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                        (i) amend or otherwise change its charter, articles or certificate of incorporation or bylaws or equivalent organizational documents;

                        (ii) (A) enter into any new material line of business or
      (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than (I) individual items of capital expenditure which have been committed to by the Company with third parties prior to the date of this Agreement, (II) capital expenditures and obligations and liabilities in connection therewith contemplated by the Company's current capital expenditure budget set forth in Section 4.1(b)(ii)(B) of the Company Disclosure Letter, (III) capital expenditures and obligations and liabilities in connection therewith reasonably required in order to deal with emergency situations (in which case the Company shall promptly notify Parent), and (IV) other capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which are not individually in excess of $1,000,000; (C) to the extent permitted by Applicable Law, enter into any licensing agreement, except for licensing agreements entered into in the ordinary course of business; or (D) enter into an agreement to provide rebates or discounts to public, governmental, or private entities outside the ordinary course of business;

                        (iii) except as set forth in Section 4.1(b)(iii) of the Company Disclosure Letter, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of the Company or any of its Subsidiaries, other than the issuance of capital stock of the Company upon the exercise, in accordance with the terms of the applicable Company Stock Plan, of Company Options outstanding on the date hereof;

                        (iv) (A) sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets (other than Intellectual Property) of the Company or any of its Subsidiaries, except (x) sales, pledges, dispositions, transfers, leases, licenses or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts, (y) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of property or assets by the Company or any of its Subsidiaries in the ordinary course of business and which sales, pledges, dispositions, transfers, leases, licenses or encumbrances are not individually in excess of $1,000,000 or which have been committed to by the Company with a third party prior to the date of this Agreement, or (z) sales or dispositions of inventory and other tangible current assets or
      (B) enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned Subsidiary of the Company, on the one hand, and the Company or another wholly-owned Subsidiary of the Company, on the other hand;

                        (v) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of the Company (other than dividends or distributions paid by wholly-owned Subsidiaries of the Company to the Company or to other wholly-owned Subsidiaries of the Company) or enter into any agreement with respect to the voting of the capital stock of the Company;

                        (vi) (A) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

                        (vii) (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money,
      (B) terminate, cancel, or agree to any material and adverse change in, any Company Material Contract other than, solely with respect to the Company Material Contracts that are not Key Products Contracts, in the ordinary course of business consistent with past practice, or (C) make or authorize any material loan to any Person (other than a Subsidiary of the Company) outside the ordinary course of business;

                        (viii) except as set forth in Section 4.1(b)(viii) of the Company Disclosure Letter and except as required by the terms of this Agreement, the terms of any Company Benefit Plan or Company Benefit Agreement in effect on the date hereof or as required under Applicable
      Law: (A) increase the compensation or benefits payable or to become payable to its directors or officers, (B) increase the compensation or benefits payable or to become payable to its other employees (except for regularly scheduled increases in the ordinary course of business in accordance with past practices and methodologies), (C) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries (other than with respect to newly hired employees in the ordinary course of business in accordance with past practices of the Company or any of its Subsidiaries, provided that any such agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (D) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee, (E) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or Company Option, or (F) enter into, or amend, any indemnification agreements between the Company and its directors and officers;

                        (ix) make any change in accounting policies or procedures, other than as required by GAAP or by a Governmental Entity and as concurred with by its independent auditors;

                        (x) except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any material liability for Taxes, change any annual Tax accounting period, change any method of Tax accounting, file any material amendment to any material Tax Return, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

                        (xi) take any action which is reasonably likely to cause the Merger not to constitute a reorganization under Section 368 of the Code;

                        (xii) settle any material Action, except (A) settlements in the ordinary course of business consistent with past practice or (B) settlements to the extent subject to reserves existing as of the date hereof in accordance with GAAP; provided, that any settlements made in reliance upon clause (A) or (B) above are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; and provided, further, that this Section 4.1(b)(xii) shall not apply to any matters set forth on Section 4.1(b)(xii) of the Company Disclosure Letter or to the matters covered by Section 5.19 of this Agreement;

                        (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement (other than with respect to any "standstill" or similar obligation contained therein) to which the Company is a party and which relates to a business combination involving the Company;

                        (xiv) write up, write down or write off the book value of any assets that are, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business or as required by Applicable Law or by GAAP;

                        (xv) acquire, or agree to acquire, from any Person any assets (not including Intellectual Property), operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except in connection with capital expenditures permitted hereunder and except for acquisitions of inventory and other assets (not including Intellectual Property) in the ordinary course of business consistent with past practice;

                        (xvi) enter into any agreements or arrangements that limit or otherwise restrict the Company or any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Parent or any of its Affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or product line or in any geographic area;

                        (xvii) take any action that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in
      Article VI not being satisfied;

                        (xviii) acquire, or agree to acquire, from any Person, any Intellectual Property, except in the ordinary course of business consistent with past practice (including in size and nature); or

                        (xix) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

                  (c) Parent agrees that, between the date of this Agreement and the Effective Time, except as specifically permitted by any other provision of this Agreement, or unless the Company shall otherwise provide prior written consent (which consent shall not be unreasonably withheld or delayed), Parent shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to maintain its existence in good standing under Applicable Law, and subject to the restrictions set forth in this Section 4.1(c) and Section 5.4, and other than in connection with this Agreement and the transactions contemplated hereby, conduct its operations only in the ordinary and usual course of business consistent with past practice. In addition, without limiting the foregoing, except as specifically permitted by any other provision of this Agreement, Parent shall not and shall not permit any of its Subsidiaries to (unless required by Applicable Law applicable to Parent and its Subsidiaries), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

                        (i) amend or otherwise change the Parent Charter in a manner that would adversely affect holders of Parent Common Stock (including holders of the Parent Common Stock issuable in the Merger), except to increase the authorized number of shares of Parent capital stock (including Parent Common Stock);

                        (ii) issue any shares of Parent Common Stock if, following such issuance, there would be an insufficient number of shares of Parent Common Stock to pay the Merger Consideration and to be reserved for issuance in connection with the transactions contemplated hereby;

                        (iii) except in the ordinary course of business consistent with past practice (including with respect to the timing of record dates), declare, set aside, make or pay any dividend or other distribution, payable in cash, stock property or otherwise, with respect to any of Parent's capital stock;

                        (iv) take any action (including any acquisition or entering into any business combination) that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in
      Article VI not being satisfied;

                        (v) repurchase, redeem or otherwise acquire, or permit its Subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock;

                        (vi) take any action which would or could reasonably be expected to cause the Merger not to constitute a reorganization under
      Section 368 of the Code; or

                        (vii) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

                  (d) Other Actions. Except as required by Applicable Law, Parent, the Company and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that is reasonably likely to result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to "materiality" or "Company Material Adverse Effect" or "Parent Material Adverse Effect", as the case may be, becoming untrue as of the Closing, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect as of the Closing, or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

            SECTION 4.2 No Solicitation.

                  (a) The Company shall not, nor permit any of its Subsidiaries to, nor authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly, or indirectly, (i) solicit, initiate or encourage (including by way of furnishing any information to any Person), or take any other action to, or which is designed or intended to, facilitate, induce or encourage, any inquiries with respect to, or the making, submission or announcement of, any Alternative Transaction Proposal (as defined in Section 8.3(c)), (ii) participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, otherwise cooperate in any way with or knowingly facilitate any effort or attempt to make or implement any Alternative Transaction Proposal (except to disclose the existence of the provisions of this Section 4.2), (iii) approve, endorse or recommend any Alternative Transaction (except to the extent specifically permitted pursuant to Section 4.2(d)), or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any possible or proposed Alternative Transaction Proposal. The Company and its Subsidiaries will immediately cease, and will cause their respective officers, directors and employees and any investment banker, financial adviser, attorney, accountant or other representative retained by them to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible or proposed Alternative Transaction.

                  (b) Notification of Alternative Transactions. As promptly as reasonably practicable (and in any event within 48 hours) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating in any way to any Alternative Transaction Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group of Persons making any such Alternative Transaction Proposal, request or inquiry. In addition, the Company shall keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such Alternative Transaction Proposal, request or inquiry, and the Company and Parent shall cause their respective outside legal counsel to establish a regular schedule as reasonably agreed by Parent and the Company for telephonic conversations between the Company's outside legal counsel and Parent's outside legal counsel for the purpose of providing updates of such status and details. In addition, the Company shall cause its outside legal counsel to endeavor to provide reasonable advance notice to Parent's outside legal counsel of any meeting of the Company's Board of Directors at which it is reasonably likely that the Company's Board of Directors will consider or otherwise discuss any Alternative Transaction Proposal or Alternative Transaction.

                  (c) Company Superior Proposals. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Company receives an unsolicited, bona fide written Alternative Transaction Proposal at any time prior to obtaining the Company Stockholder Approval and it is determined in good faith by the Company's Board of Directors (after receipt of advice from its outside legal counsel and its independent financial advisors) that such Alternative Transaction Proposal constitutes or is reasonably likely to lead to a Company Superior Proposal (as defined in Section 8.3(h)), it may then take the following actions (but only if the Company has given Parent at least 24 hours prior written notice of its intention to take any of the following actions and of the identity of the Person or group of Persons making such Alternative Transaction Proposal and the terms and conditions of such Alternative Transaction Proposal and if the Company shall not have breached any of the provisions of this Section 4.2 in any material respect):

                        (i) furnish information (including nonpublic information) to the Person or group of Persons (and its or their advisors and representatives) making such Alternative Transaction Proposal, provided that (A) prior to furnishing any such nonpublic information, it receives from such Person or group of Persons an executed confidentiality agreement containing terms at least as restrictive as the terms contained in the Confidentiality Agreement, dated as of March 17, 2004, between Parent and the Company (the "CDA") and (B) contemporaneously with furnishing any such nonpublic information to such Person or group of Persons, it furnishes such nonpublic information to Parent (or, with respect to any such nonpublic information that has previously been furnished to Parent or its advisors or representatives, a list identifying such nonpublic information delivered to such Persons and its or their advisors and representatives); and

                        (ii) engage in discussions or negotiations with such Person or group of Persons with respect to such Alternative Transaction Proposal.

                  (d) Company Change of Recommendation.

                        (i) The Board of Directors of the Company may withhold, withdraw, amend or modify its recommendation in favor of this Agreement and the Merger if (A) the Company has complied in all material respects with the procedures set forth in Sections 4.2(d)(ii) and 4.2(d)(iii) below and (B) the Board of Directors of the Company reasonably determines in good faith after consultation with outside counsel and independent financial advisors that a Parent Material Adverse Effect has occurred and that as a result thereof such action is consistent with their fiduciary duties under Applicable Law (a "Company Change of Recommendation").

                        (ii) The Company shall cause its outside counsel to endeavor to provide Parent's outside counsel with reasonable advance telephonic notice (which notice may be delivered to Parent's outside counsel's voicemail mailbox) of any meeting of the Company Board of Directors at which the Company's Board of Directors is reasonably likely to consider (x) whether any change, event, violation, circumstance or effect would constitute a Parent Material Adverse Effect or (y) a Company Change of Recommendation. The Company shall cause its outside counsel to keep Parent's outside counsel informed in all material respects of the status and details of the Company's Board of Directors' consideration of such Company Change of Recommendation or such change, event, violation, circumstance or effect, including a reasonably detailed summary of material facts and circumstances being considered by the Company in such connection, and the Company shall cause its outside counsel to establish a regular schedule reasonably agreed by Parent and the Company for telephonic conversations with Parent's outside counsel to provide updates of such status and details.

                        (iii) The Company shall notify Parent in writing no less than four business days prior to any meeting at which the Company's Board of Directors determines (x) that any change, event, violation, circumstance or effect constitutes a Parent Material Adverse Effect or (y) to make a Company Change of Recommendation, attaching to such notice a current description of summaries of the material facts and information which the Company's executive officers, outside counsel, and independent financial advisors expect the Company's Board of Directors to consider as the basis for or in connection with making any such determination. After receipt of such notice, and prior to the meeting of the Company's Board of Directors, Parent shall be entitled to (i) submit written information, opinions and analyses, including those of Parent's outside counsel and independent financial advisors, to the Company's executive officers for their good faith review and consideration and (ii) meet with the Company's executive officers and the Company's outside counsel and independent financial advisors who have advised the Company's Board of Directors on the relevant matters, who shall engage in good faith discussions with Parent and its outside counsel and independent financial advisors regarding the consideration by the Company Board of Directors of such determination; provided, however, that nothing in this Section 4.2(d) shall require the Company to disclose any information, opinions or analyses that would result in the loss of attorney-client privilege.

                  (e) Parent Change of Recommendation.

                        (i) The Board of Directors of Parent may withhold, withdraw, amend or modify its recommendation in favor of the Stock Issuance if (A) Parent has complied in all material respects with the procedures set forth in Sections 4.2(e)(ii) and 4.2(e)(iii) below and (B) the Board of Directors of Parent reasonably determines in good faith after consultation with outside counsel and independent financial advisors that a Company Material Adverse Effect has occurred and that as a result thereof such action is consistent with their fiduciary duties under Applicable Law (a "Parent Change of Recommendation").

                        (ii) Parent shall cause its outside counsel to endeavor to provide the Company's outside counsel with reasonable advance telephonic notice (which notice may be delivered to Company's outside counsel's voicemail mailbox) of any meeting of the Parent Board of Directors at which the Parent Board of Directors is reasonably likely to consider (x) whether any change, event, violation, circumstance or effect would constitute a Company Material Adverse Effect or (y) a Parent Change of Recommendation. Parent shall cause its outside counsel to keep the Company's outside counsel informed in all material respects of the status and details of the Parent Board of Directors' consideration of such Parent Change of Recommendation or such change, event, violation, circumstance or effect, including a reasonably detailed summary of material facts and circumstances being considered by Parent in such connection, and Parent shall cause its outside counsel to establish a regular schedule reasonably agreed by

      Parent and the Company for telephonic conversations with the Company's outside counsel to provide updates of such status and details.

                        (iii) Parent shall notify the Company in writing no less than four business days prior to any meeting at which Parent's Board of Directors determines (x) that any change, event, violation, circumstance or effect constitutes a Company Material Adverse Effect or (y) to make a Parent Change of Recommendation, attaching to such notice a current description of summaries of the material facts and information which Parent's executive officers, outside counsel, and independent financial advisors expect the Parent Board of Directors to consider as the basis for or in connection with making any such determination. After receipt of such notice, and prior to the meeting of Parent's Board of Directors, the Company shall be entitled to (i) submit written information, opinions and analyses, including those of the Company's outside counsel and independent financial advisors, to Parent's executive officers for their good faith review and consideration and (ii) meet with Parent's executive officers and Parent's outside counsel and independent financial advisors who have advised the Parent Board of Directors on the relevant matters, who shall engage in good faith discussions with the Company and its outside counsel and independent financial advisors regarding the consideration by the Parent Board of Directors of such determination; provided, however, that nothing in this Section 4.2(e) shall require Parent to disclose any information, opinions or analyses that would result in the loss of attorney-client privilege.

                  (f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or Parent or their respective Boards of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act to the extent applicable; provided that the Company shall not effect, or disclose pursuant to such Rules or otherwise take a position which constitutes, a Company Change of Recommendation unless specifically permitted pursuant to the terms of
Section 4.2(d) and provided further that Parent shall not effect, or disclose pursuant to such Rules or otherwise take a position which constitutes, a Parent Change of Recommendation unless specifically permitted pursuant to the terms of
Section 4.2(e).

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.1 Preparation of SEC Documents; Stockholders' Meetings.

                  (a) As soon as practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger and the conversion of Company Options into options to acquire Parent Common Stock, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Parent or the Company without the other party's prior consent (which shall not be unreasonably withheld or delayed) and without providing the other party the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, and each party will advise the other promptly of any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information (including any Company Change of Recommendation or Parent Change of Recommendation) relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should become known to Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Parent and the Company.

                  (b) Each of the Company and Parent shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with Applicable Law and the Company Organizational Documents, in the case of the Company, and the Parent Organizational Documents, in the case of Parent, to duly give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider, in the case of Parent, the Stock Issuance (the "Parent Stockholders' Meeting") and, in the case of the Company, the adoption and approval of this Agreement and the Merger (the "Company Stockholders' Meeting"). Unless there has been a Company Change of Recommendation (in the case of the Company) or Parent Change of Recommendation (in the case of Parent), as the case may be, each of the Company and Parent will use its reasonable best efforts to solicit from its stockholders proxies in favor of, in the case of Parent, the Stock Issuance, and, in the case of the Company, the adoption and approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or Applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company or Parent may adjourn or postpone the

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Company Stockholders' Meeting or Parent Stockholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its respective stockholders in advance of a vote on, in the case of Parent, the Stock Issuance, and, in the case of the Company, the approval and adoption of this Agreement and the Merger, or, if, as of the time for which the Company Stockholders' Meeting or Parent Stockholders' Meeting, as the case may be, is originally scheduled, there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Unless there has been a Company Change of Recommendation (in the case of the Company) or a Parent Change of Recommendation (in the case of Parent), each of the Company and Parent shall ensure that the Company Stockholders' Meeting and the Parent Stockholders' Meeting, respectively, is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting or Parent Stockholders' Meeting, as the case may be, are solicited in compliance with Applicable Law, the rules of the NYSE and, in the case of the Company, the Company Organizational Documents, and, in the case of Parent, the Parent Organizational Documents. Without the prior written consent of Parent, approval and adoption of this Agreement and the Merger is the only matter which the Company shall propose to be acted on by the Company's stockholders at the Company Stockholders' Meeting. Without the prior written consent of the Company (not to be unreasonably withheld or delayed), approval of the Stock Issuance is the only matter which Parent shall propose to be acted on by Parent's stockholders at the Parent Stockholders' Meeting.

                  (c) Unless there has been a Company Change of Recommendation (in the case of the Company) or a Parent Change of Recommendation (in the case of Parent), each of the Company and Parent will use its reasonable best efforts to hold the Company Stockholders' Meeting and Parent Stockholders' Meeting, respectively, on the same date as the other party and as soon as reasonably practicable after the date of this Agreement.

                  (d) Unless there has been a Company Change of Recommendation (in the case of the Company) or a Parent Change of Recommendation (in the case of Parent): (i) the Board of Directors of each of the Company and Parent shall recommend that its stockholders vote in favor of, in the case of the Company, the approval and adoption of this Agreement and the Merger at the Company Stockholders' Meeting, and, in the case of Parent, the Stock Issuance at the Parent Stockholders' Meeting, (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of (A) Parent has recommended that Parent's stockholders vote in favor of the Stock Issuance at the Parents' Stockholder Meeting and (B) the Company has recommended that the Company's stockholders vote in favor of approval and adoption of this Agreement and the Merger at the Company Stockholders' Meeting and (iii) neither the Board of Directors of the Company or Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of the Company or Parent vote in favor of, in the case of the Company, the approval and adoption of this Agreement and the Merger, and, in the case of Parent, the Stock Issuance.

            SECTION 5.2 Accountant's Letters and Consents.

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                  (a) Each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Form S-4 is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) Parent and the Company will each use its reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 shall become effective or a date not more than two days prior to such date, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

            SECTION 5.3 Access to Information; Confidentiality. Subject to the CDA and Applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its officers, employees, accountants, counsel, financial advisors and other representatives, full access at all reasonable times on reasonable notice during the period prior to the Effective Time to all their properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of the Company) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent
(i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties, litigation matters and personnel as Parent may reasonably request provided, that nothing in Section 5.3(a), (b)or (c) shall require the Company to provide any access, or to disclose any information, if permitting such access or disclosing such information would (a) violate Applicable Law, (b) violate any of its obligations with respect to confidentiality (provided that the Company shall, upon the request of Parent, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (c) result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). The Company also will consult with Parent regarding its business in a prompt manner and on a regular basis. In addition, the Company and its officers and employees shall reasonably cooperate with Parent in Parent's efforts to comply with the rules and regulations affecting public companies, including SOX. No review pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

                  (b) In addition, without limiting the foregoing, prior to the first date on which both the Company Stockholder Approval and the Parent Stockholder Approval have been obtained, the Company shall use its reasonable best efforts (x) to provide Parent with sufficient advance notice of intended written or electronic communications with the Investigating Entities, plaintiff's counsel in the Shareholder and Derivative Actions and the Company's insurers regarding coverage of any claims or potential claims related either to the Investigations or the

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Shareholder and Derivative Actions ("Intended Communications") to allow Parent to review and comment upon such communications, and (y) to permit one outside lawyer for Parent (who shall be reasonably acceptable to the Company) to attend, solely in a monitoring capacity, proposed in-person or telephonic communications ("Proposed Meetings") with the Investigating Entities and/or plaintiff's counsel in the Shareholder and Derivative Actions, unless in either case the Company reasonably believes that such advance notice or such attendance would adversely affect its ability to resolve such matters on favorable terms. From and after the first date on which both the Company Stockholder Approval and the Parent Stockholder Approval have been obtained, (x) the Company shall be required to provide Parent with sufficient advance notice of Intended Communications to allow Parent to review and comment upon such communications (provided that the Company shall not be required to delay any Intended Communication pending comment from Parent in the event that the Company reasonably believes that such delay would significantly impact its ability to resolve the relevant matter), and (y) the Company shall use its reasonable best efforts to give Parent advance notice of any Proposed Meetings and to permit Parent and its representatives approved in advance by the Company to attend and participate in a reasonable manner in such meetings (provided that Parent shall not insist on attendance at Proposed Meetings if the Investigating Entities have requested in writing that Parent not participate). The Company shall consider in good faith the views and comments of Parent and its Representatives with respect to all Intended Communications and Proposed Meetings. To the extent that the Company shall not have been required by this Section 5.3(b) to have afforded Parent advance notice of any Intended Communication or an opportunity to attend any Proposed Meeting, the Company shall without unreasonable delay inform Parent of all communications (whether oral, in writing, electronic, or otherwise) with (1) the Investigating Entities in connection with the Investigations of the Company; (2) plaintiffs' counsel in the Shareholder and Derivative Actions; and (3) the Company's insurers regarding coverage of any claims or potential claims related either to the investigations by the Investigating Entities or the Shareholder and Derivative Actions. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company shall not be required to take any action that would violate any Applicable Law or to make any disclosure to Parent or any other Person that would result in a loss of the protection of the attorney client and work product privileges. In connection with this Section 5.3(b), Parent represents that, based upon all information made available to it as of the date of this Agreement, it currently expects to cooperate with the Investigating Entities in a manner substantially consistent with the cooperation afforded the Investigating Entities by the Company, but nothing in this sentence shall in any way limit Parent's discretion with respect to the Investigating Entities after the Closing Date.

                  (c) Upon reasonable request and notice, Parent will provide the Company reasonable access to its properties, books, contracts, commitments, personnel and records, and Parent will respond to reasonable inquiries from the Company regarding its business operations on a regular basis; provided, that the foregoing shall not require Parent to respond, or to disclose any information if responding or disclosing such information would (a) violate Applicable Law, (b) violate any of its obligations with respect to confidentiality (provided that Parent shall, upon the request of the Company, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (c) result in the loss of attorney-client privilege (provided that Parent shall, upon the request of the Company, allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege).

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

                  (d) Each of Parent and the Company will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the CDA.

            SECTION 5.4 Antitrust Filings; Reasonable Best Efforts.

                  (a) Each party shall make or cause to be made, in cooperation with the other parties and to the extent applicable and as promptly as practicable, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and
(ii) all other necessary filings, forms, declarations, notifications, registrations and notices with other Governmental Entities under Competition Laws relating to the transactions contemplated hereby. "Competition Laws" mean the HSR Act, the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. Each party shall use its reasonable best efforts to respond at the earliest practicable date to any requests for additional information made by the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "DOJ") or any other Governmental Entities, and act in good faith and reasonably cooperate with the other party in connection with any investigation of any Governmental Entity. Each party shall use its reasonable best efforts to furnish to each other all information required for any filing, form, declaration, notification, registration and notice. Each party shall give the other party reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Entity regarding any filings, forms, declarations, notifications, registrations or notices, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed communication, understanding or agreement with any Governmental Entity with respect to the transactions contemplated by the Agreement. None of the parties shall independently participate in any meeting, or engage in any substantive conversation, with any governmental authority in respect of any filings or inquiry without giving the other party prior notice of the meeting and, unless prohibited by such Governmental Entity, the opportunity to attend and/or participate. The parties will consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to any Competition Law. Without limiting the foregoing, the Company and Parent shall each use its reasonable best efforts:
(i) to avoid the entry of any judgment that would restrain, prevent or delay the Closing; (ii) to eliminate every impediment under any Competition Law that may be asserted by any Governmental Entity so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date); and (iii) vigorously to contest and resist any such action or proceeding, including any administrative or judicial action.

                  (b) Subject to Section 5.4(c), each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this

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

Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Entities and the making of all other necessary registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement,
(iii) the preparation of the Joint Proxy Statement and the Form S-4, (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (v) the providing of all such information concerning such party, its subsidiaries, its Affiliates and its subsidiaries' and Affiliates' officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in Section 5.4(a) or this Section 5.4(b). Each of Parent and the Company agrees that it will use its reasonable best efforts to obtain prior to the Effective Time each of the consents that are listed in Section 5.4(b) of the Company Disclosure Letter.

                  (c) Notwithstanding anything to the contrary in this Section 5.4, neither Parent nor the Company shall be required in order to resolve any objections asserted under Competition Laws by any Governmental Entity with respect to the transactions contemplated by this Agreement to divest any of its businesses, product lines or assets, or take or agree to take any other action or agree to any limitation or restriction, that is reasonably likely to result in a Parent Material Adverse Effect (determined, for purposes of this clause, after giving effect to the Merger) or a Company Material Adverse Effect.

                  (d) The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, purchase, merger or consolidation is reasonably expected to (i) impose any delay (other than an immaterial delay) in the obtaining of, or increase the risk (other than an insignificant increase) of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) increase the risk (other than an insignificant increase) of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement or commencing litigation seeking such an order, (iii) increase the risk (other than an insignificant increase) of not being able to remove any such order on appeal or otherwise, (iv) delay (other than an immaterial delay) or prevent the consummation of the transactions contemplated by this Agreement, or (v) increase the risk (other than an insignificant increase) of any of the conditions to the Merger set forth in VI not being satisfied.

            SECTION 5.5 Indemnification(a) . From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs and expenses (including reasonable attorneys'

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fees), liabilities, judgments and, subject to the proviso of this sentence, settlement amounts that are paid or incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is (i) based on, or arises out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries, or (ii) based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under Applicable Law to indemnify its own directors or officers, as the case may be ("Indemnified Liabilities"). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (x) the Surviving Corporation shall have the right to assume the defense thereof with legal counsel of Parent's choosing and neither Parent nor the Surviving Corporation shall be liable to such Indemnified Party for any legal expenses of other counsel or any expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however that such Indemnified Party may employ counsel of its own choosing, and Parent shall cause the Surviving Corporation to pay such Indemnified Party for reasonable legal expenses of such counsel, if under applicable standards of professional conduct the counsel selected by Parent would have a conflict representing the Surviving Corporation and the Indemnified Party in the conduct of the defense of an action; (y) the Indemnified Party shall cooperate with the Surviving Corporation in the defense of any such matter; and (z) the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to obtain indemnification under this Section 5.5(a), upon learning of any claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof; provided, however, the failure of any Indemnified Party to give such notice shall not waive any rights of the Indemnified Party under this
Section 5.5 except to the extent that the rights of the Surviving Corporation or Parent are actually materially prejudiced thereby). In the event the Surviving Corporation does not assume the defense of an action in accordance with this
Section 5.5(a), (A) the Indemnified Parties as a group seeking indemnification with respect to the same or a substantially related matter may retain only one law firm with respect to such matter except to the extent that under applicable standards of professional conduct, such counsel would have a conflict representing such Indemnified Party and any other Indemnified Party or Indemnified Parties; (B) Parent shall cause the Surviving Corporation to pay all expenses of the disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by Applicable Law promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the TBCA; provided, however, that the person to whom expenses are advanced provides an undertaking required by Applicable Law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (C) the Indemnified Parties shall retain counsel reasonably satisfactory to the Surviving Corporation; (D) Parent shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties and all costs and expenses of the Indemnified Parties in connection with seeking and obtaining indemnification from the Surviving Corporation, in each case promptly as statements therefor are received; and (E) Parent shall cause the Surviving Corporation to use reasonable best efforts to assist in the

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

defense of any such matter. In the event of any dispute as to whether an Indemnified Party's conduct complies with the standards set forth under the TBCA and the Company Charter or Company Bylaws, a determination shall be made by independent counsel mutually acceptable to the Company following the Effective Time and the Indemnified Party (the "Independent Counsel"); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Without limiting the foregoing, to the extent that any Indemnified Party is, by reason of the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries, a witness in any claim, action, suit, proceeding or investigation to which such Indemnified Party is not a party, such Indemnified Party shall be indemnified and held harmless against all costs and expenses in connection therewith.

                        (ii) The Surviving Corporation shall not enter into any settlement of any claim in which the Surviving Corporation is jointly liable with an Indemnified Party (or would be if joined in such claim) unless such settlement provides for a full and final release of all claims asserted against such Indemnified Party.

                  (b) Except to the extent required by Applicable Law, neither Parent nor the Surviving Corporation shall take any action so as to amend, modify, limit or repeal the provisions for indemnification of Indemnified Parties contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be no more favorable to such individuals than those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any Indemnified Party to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time. The Surviving Corporation shall honor all of its indemnification obligations existing as of the Effective Time.

                  (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement; provided, however, that Parent may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to or at the Effective Time, or Parent may expand its own directors' and officers' liability insurance policy to provide the same coverage as maintained by the Company as of the date of this Agreement and on terms that are no less advantageous with respect to matters occurring prior to or at the Effective Time, in each case to the extent such liability insurance or additional coverage can be maintained annually at a cost to the Surviving Corporation not greater than 300% for annual premiums for such directors' and officers' liability insurance, which existing premium costs are set forth in
Section 5.5(c) of the Company Disclosure Letter; provided, further, that if such insurance or additional coverage cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 300% of the current annual premiums of the Company for its directors' and officers' liability insurance.

                  (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance

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

coverage under Section 5.5(c), respectively, and his or her heirs and legal representatives, and shall be in addition to, and shall not impair, any other rights an Indemnified Party may have under the Company Charter, the Company Bylaws or the comparable organization documents of the Surviving Corporation or any of its Subsidiaries, under the TBCA or otherwise. Parent shall ensure that the Surviving Corporation complies with all of its obligations under this
Section 5.5.

            SECTION 5.6 Employee Benefits.

                  (a) Immediately following the Effective Time and until December 31, 2005, Parent will provide, or will cause to be provided, to each person who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and who continues to be employed by Parent, the Surviving Corporation, or any of their Subsidiaries (the "Continuing Employees")
(i) compensation and benefits which in the aggregate are no less favorable than those provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time under the applicable Company Benefit Plans, Company Benefit Agreements and compensation practices of the Company and its Subsidiaries and (ii) eligibility for periodic increases in compensation and/or promotions generally consistent with then current policies of Parent and its Subsidiaries for employees of Parent and its Subsidiaries who are employed in comparable positions.

                  (b) For a period of two years following the Effective Time, Parent will provide, or will cause to be provided, severance benefits (based on the change in control that will occur at the Effective Time in accordance with the terms of the Company's severance policy) to Continuing Employees which are no less favorable than those provided under the Company's severance policy attached to Section 5.6(b) of the Company Disclosure Letter (the "Company Severance Policy"); provided, however, that notwithstanding anything in the Company Severance Policy to the contrary, equity awards granted to any Continuing Employee following the Effective Time shall be governed by the terms and conditions of the award agreement(s) issued under the applicable Parent equity plans. Parent will comply, and will cause the Surviving Corporation to comply, with the obligations set forth in Section 5.6(b) of the Company Disclosure Letter.

                  (c) From and after the Effective Time, each Continuing Employee shall be eligible to participate in Parent's vacation policies; provided, however, that the amount of vacation days per year for each Continuing Employee shall be no less than the amount of vacation days such Continuing Employee would have been entitled to as of Effective Time under the applicable Company Benefit Plans or Company Benefit Agreements.

                  (d) For a period of two years following the Effective Time, the Continuing Employees will be eligible to participate in all stock option, bonus, profit-sharing and similar plans of Parent and/or its Subsidiaries to the same extent as employees of Parent and/or its Subsidiaries who are employed in comparable positions.

                  (e) With respect to each benefit plan of Parent or any of its Subsidiaries in which Continuing Employees are eligible to participate following the Effective

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Time, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for purposes of defined benefit pension accruals), service with the Company and its Subsidiaries (or predecessor employers to the extent the Company and its Subsidiaries recognize such past service) shall be treated as service with Parent and its Subsidiaries; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Benefit Plan or Company Benefit Agreement.

                  (f) Following the Effective Time, Parent shall, or shall cause its Subsidiaries to (i) waive any pre-existing conditions, exclusions, actively-at-work requirements and waiting periods under any benefit plan maintained by Parent or any of its Subsidiaries for each Continuing Employee and his or her eligible dependents (except to the extent that such pre-existing conditions, exclusions, actively-at-work requirements and waiting periods would have been applicable under the comparable benefit plans of the Company and its Subsidiaries immediately prior to the Effective Time) and (ii) provide each Continuing Employee and his or her eligible dependents with full credit for any co-payments and deductibles incurred prior to the Effective Time (or any later transition date to new welfare benefit plans) for the calendar year in which the Effective Time (or such later transition date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans that such persons participate in after the Effective Time.

                  (g) Parent will, and will cause its Subsidiaries to, honor, in accordance with their respective terms, the Company Benefit Plans and Company Benefit Agreements, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event); provided, however, that, subject to compliance with their obligations in this Section 5.6, Parent, the Surviving Corporation and their Subsidiaries may amend or terminate the Company Benefit Plans and Company Benefit Agreements in accordance with their terms as in effect immediately prior to the Effective Time.

                  (h) Parent agrees that certain employee matters shall be governed in accordance with the provisions of Section 5.6(h) of the Company Disclosure Letter.

            SECTION 5.7 Fees and Expenses. Except as set forth in this Section
5.7 and in Section 7.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses incurred by Parent, Merger Sub or the Company (other than attorneys' fees, accountants' fees and related expenses) in connection with (i) the filing, printing and mailing of the Form S-4 (including financial statements and exhibits), the Joint Proxy Statement (including SEC filing fees) and any preliminary materials related thereto and (ii) the filings of the premerger notification and report forms under the Antitrust Laws (including filing fees).

            SECTION 5.8 Public Announcements. The Company and Parent will consult with each other before issuing, and will provide each other the opportunity to review,

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comment upon and concur with, and use reasonable best efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

            SECTION 5.9 Listing. Parent shall use its reasonable best efforts to cause the Parent Common Stock issuable under Article II, and those shares of Parent Common Stock required to be reserved for issuance in connection with the Merger (including under the Company Stock Plans), to be authorized for listing on the NYSE, upon official notice of issuance.

            SECTION 5.10 Tax-Free Reorganization Treatment. Parent and the Company hereby adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify and to obtain the opinions of counsel referred to in Section 6.1(g), including the execution of the certificates referred to therein. Neither Parent nor the Company shall take any action, or fail to take any action, that is reasonably likely to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

            SECTION 5.11 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. The Company shall pay on behalf of its stockholders any such Taxes or fees which become payable in connection with the transactions contemplated by this Agreement for which such stockholders are primarily liable and in no event shall Parent pay such amounts.

            SECTION 5.12 Equity Awards.

                  (a) At the Effective Time, each Company Option outstanding immediately prior to the Effective Time, whether or not exercisable at the Effective Time, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Option (including any applicable stock option agreement or other document evidencing such Company Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock

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that were issuable upon exercise of such Company Option immediately prior to the
Effective Time (disregarding any vesting schedule applicable to such option) multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock of such Company Option by the Exchange Ratio, rounded up to the nearest whole cent. The Company shall take all corporate action necessary, including amending any Company Option or Company Benefit Plan, to effectuate the foregoing. Each assumed Company Option shall be exercisable immediately following the Effective Time as to the same percentage of the total number of shares as to which it was exercisable immediately prior to the Effective Time, except to the extent such Company Option (either by its terms or by the terms of another agreement) provides for automatic acceleration of vesting. Prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery in connection with the exercise of the converted Company Options.

                  (b) The parties shall use their reasonable best efforts to ensure that the conversion of any Company Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) as provided for in this Section 5.12 shall be effected in a manner consistent with Section 424(a) of the Code.

                  (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.12 after giving effect to the Merger).

                  (d) At or prior to the Effective Time, Parent shall file a registration statement on an appropriate form with respect to the shares of Parent Common Stock subject to such Company Options and shall use reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

                  (e) Parent and the Company agree that, in order to most effectively compensate and retain Company Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that the conversion of Company Common Stock and Company Options into shares of Parent Common Stock and Parent Options in connection with the Merger be exempted from risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Applicable Law, and for that compensatory and retentive purpose Parent and the Company agree to the provisions of this Section 5.12(e). Assuming that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock, and of Parent Options upon conversion of Company Options, in each case pursuant to the transactions contemplated by this Agreement and to the

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extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999). "Section 16 Information" shall mean information accurate in all material respects regarding Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into Parent Options in connection with the Merger; provided that a description of any Company Options shall not be required if copies of all Company Stock Plans under which such Company Options have been granted, and forms of agreements evidencing grants thereunder, have been made available to Parent. "Company Insiders" shall mean those officers and directors of Company who may be subject to the reporting requirements of Section 16(a) of the Exchange Act on or following the Effective Time and who are listed in the
Section 16 Information.

            SECTION 5.13 Affiliates. Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a letter identifying all Persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. The Company shall use its reasonable best efforts to cause each Person identified on such list to deliver to Parent not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 5.13 hereto (an "Affiliate Agreement").

            SECTION 5.14 Notification of Certain Matters. Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent, as the case may be, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause (a)(i) any representation or warranty of such party contained in this Agreement that is qualified as to "materiality" or "Company Material Adverse Effect" or "Parent Material Adverse Effect", as the case may be, to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent, as the case may be, of any change or event having, or which is reasonably likely to have, a Parent Material Adverse Effect or Company Material Adverse Effect, as the case may be, on such party and its Subsidiaries, taken as a whole, or which would be reasonably likely to result in the failure of any of the conditions set forth in Article VI to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 5.14 will not limit or otherwise affect the representations, warranties, covenants or agreements of the parties, the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

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            SECTION 5.15 Rights Plans; State Takeover Laws.

                  (a) Prior to the Effective Time, the Company shall not redeem the Company Rights or amend, modify (other than to delay any "distribution date" as defined in the Company Rights Agreement or to render the Company Rights inapplicable to the Merger or any action set forth in this Agreement) or terminate the Company Rights Agreement unless required to do so by order of a court of competent jurisdiction.

                  (b) Prior to the Effective Time, the Company shall not take any action to render inapplicable or to exempt any third Person (other than Parent or any of its Subsidiaries) from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless required to do so by order of a court of competent jurisdiction.

            SECTION 5.16 Reservation of Parent Common Stock. Effective at or prior to the Effective Time, Parent shall reserve (free from preemptive rights) out of its reserved but unissued shares of Parent Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Company Common Stock pursuant to this Agreement, sufficient shares of Parent Common Stock to provide for such conversion as well as the issuance of Parent Common Stock upon the exercise of Company Options assumed by Parent under Section 5.12.

            SECTION 5.17 Stockholder Litigation. The Company shall provide Parent with the opportunity to participate to the extent reasonably possible in the defense or settlement of any stockholder Action against the Company and its directors relating to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's prior written consent, which consent will not be unreasonably withheld or delayed.

            SECTION 5.18 Convertible Debentures.

                  (a) The Company shall deliver, or shall cause to be provided, in accordance with the terms of the Indenture dated as of November 1, 2001 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), relating to the Convertible Debentures, to the Trustee and to each Holder (as defined in the Indenture) as promptly as possible after the date hereof but in no event less than 15 days immediately prior to the Effective Time, the notice required by Section 11.16 of the Indenture.

                  (b) The Company shall, on the Closing Date, execute a supplemental indenture to the Indenture, that shall give effect to the provisions of Section 11.17 of the Indenture.

                  (c) The Company shall take all such further actions, including the delivery of the officers' certificate and opinion of counsel required by
Section 6.01(a)(4) of the Indenture, as may be necessary to comply with all of the terms and conditions of the Indenture.

                  (d) On or before the 30th day immediately after the Effective Time, Parent shall deliver to all Holders the notice required by Section 4.02(b) of the Indenture (with

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respect to the right of the Holders to require repurchase of the Convertible
Debentures upon the occurrence of a Change of Control (as defined in the Indenture)).

            SECTION 5.19 Settlements. The Company will not settle any matter arising out of the Investigations, and the Company will not settle the Shareholder and Derivative Actions, in each case without Parent's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) Stockholder Approvals. Each of the Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

                  (b) Antitrust Waiting Periods. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. The waiting periods (and any extensions thereof) applicable to the Merger under any applicable foreign antitrust laws, rules or regulations shall have been terminated or shall have expired, other than any such waiting periods the failure of which to terminate or expire are not reasonably likely to have a Parent Material Adverse Effect (determined, for purposes of this clause, after giving effect to the Merger) or a Company Material Adverse Effect.

                  (c) Governmental Consents and Approvals. Other than as required by Section 6.1(b), all filings with, and all consents, approvals and authorizations of, any Governmental Entity required to be made or obtained by Parent, the Company or any of their Subsidiaries to consummate the Merger, except for those the failure of which to be made or obtained are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect (determined, for purposes of this clause, after giving effect to the Merger), shall have been made or obtained.

                  (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints"), shall be in effect which prohibits, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement.

                  (e) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Parent and the Company to their respective stockholders, and no stop order or proceeding seeking a stop order

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shall be threatened by the SEC or shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

                  (f) Listing. The shares of Parent Common Stock issuable to the stockholders of the Company as provided for in Article II and under the Company Stock Plans shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (g) Tax Opinions. The Company and Parent shall have received a written opinion of its respective legal counsel, Cravath, Swaine & Moore LLP in the case of the Company, and Skadden, Arps, Slate, Meagher & Flom LLP in the case of Parent ("Tax Counsel"), in a form reasonably satisfactory to the Company and Parent (each such opinion, a "Tax Opinion"), respectively, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368 of the Code. In rendering such Tax Opinion, Tax Counsel may require and rely upon customary representations and covenants, including those contained in certificates of the Company, Parent, Merger Sub and others, reasonably satisfactory in form and substance to such Tax Counsel.

            SECTION 6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered by Parent and Merger Sub pursuant hereto, in each case made as if none of such representations or warranties contained any qualification or limitation as to "materiality" or "Parent Material Adverse Effect" or "Parent Material Adverse Change," shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent expressly given as of a specified earlier date (in which case, as of such specified earlier date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably likely to have, a Parent Material Adverse Effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed, or complied with, in all material respects the obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change. Since the date of this Agreement, no Parent Material Adverse Change shall have occurred or is reasonably likely to occur.

                  (d) Officers' Certificate. The Company shall have received an officers' certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Parent to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

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                  (e) No Pending Litigation. There shall not be pending any
Action by any Governmental Entity seeking to prohibit or impose any material limitations on Parent's ownership of the Company or the operation of all or a material portion of Parent's or the Company's businesses or assets (whether held directly or through Subsidiaries), or to compel Parent or the Company or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Parent or the Company (whether held directly or through Subsidiaries) in any such case which is reasonably likely to have a Parent Material Adverse Effect (determined, for purposes of this clause, after giving effect to the Merger).

            SECTION 6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto, in each case made as if none of such representations or warranties contained any qualification or limitation as to "materiality" or "Company Material Adverse Effect" or "Company Material Adverse Change," shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent expressly given as of a specified earlier date (in which case, as of such specified earlier date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably likely to have, a Company Material Adverse Effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed, or complied with, in all material respects the obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change. Since the date of this Agreement, no Company Material Adverse Change shall have occurred or is reasonably likely to occur.

                  (d) No Pending Litigation. There shall not be pending any Action by any Governmental Entity seeking to prohibit or impose any material limitations on Parent's ownership of the Company or the operation of all or a material portion of Parent's or the Company's businesses or assets (whether held directly or through Subsidiaries), or to compel Parent or the Company or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Parent or the Company (whether held directly or through Subsidiaries) in any such case which is reasonably likely to have a Parent Material Adverse Effect (determined, for purposes of this clause, after giving effect to the Merger) or a Company Material Adverse Effect.

                  (e) Officers' Certificate. Parent shall have received an officers' certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 6.3(a) and (b), have been satisfied.

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                  (f) Criminal Charges. Neither the Company nor any of its
current or former persons who are or were required to file Forms 3, 4 or 5 pursuant to Section 16 of the Exchange Act shall have been charged criminally with a violation of law by any Governmental Entity in connection with any of the issues relating to the Company that are being investigated by the Investigating Entities.

                  (g) No Suspension or Debarment. Except as set forth in Section 6.3(g) of the Company Disclosure Letter, Parent shall not have received any indication that any Governmental Entity has placed or is reasonably likely to place any prohibitions on the Company's sales to Medicaid or any related federal or state program.

                  (h) Restatement. No restatement of any of the Company's financial statements shall have occurred, and no restatement of any of the Company's financial statements shall be reasonably likely to occur.

                                  ARTICLE VII

                                   TERMINATION

            SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, which in the case of Sections 7.1(a), (b)(i) and (b)(ii), (c) and (d), may be taken before or after the Parent Stockholder Approval or the Company Stockholder Approval, as the case may be:

                  (a) by mutual written consent of the Company and Parent, if the Board of Directors of each so determines;

                  (b) by written notice of either the Company or Parent:

                        (i) if the Merger shall not have been consummated by February 28, 2005 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure to consummate the merger prior to the Outside Date;

                        (ii) if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party which has not used its reasonable best efforts to resist, resolve or lift as applicable (as contemplated by Section 5.4) any such order, decree, ruling or other action;

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

                        (iii) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to Parent if the failure to obtain the Parent Stockholder Approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

                        (iv) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to the Company if the failure to obtain the Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

                        (v) at any time prior to the Parent Stockholder Approval, if there shall have been a Company Material Adverse Effect and a Parent Change of Recommendation, or

                        (vi) at any time prior to the Company Stockholder Approval, if there shall have been a Parent Material Adverse Effect and a Company Change of Recommendation;

                  (c) by the Company upon a breach or violation of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, which breach or violation would result in the failure to satisfy either of the conditions set forth in Section 6.2(a) or Section 6.2(b) and in any such case, such breach or violation shall be incapable of being cured by the Outside Date, or Parent shall not be using on a continuous basis its reasonable best efforts to cure in all material respects such breach or violation after the giving of written notice thereof by the Company to Parent of such violation or breach;

                  (d) by Parent upon a breach or violation of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 6.3(a) or Section 6.3(b) and in any such case, such breach or violation shall be incapable of being cured by the Outside Date, or the Company shall not be using on a continuous basis its reasonable best efforts to cure in all material respects such breach or violation after the giving of written notice thereof by Parent to the Company of such violation or breach;

                  (e) by Parent, at any time prior to the Company Stockholder Approval, if (i) the Company Board of Directors determines in accordance with
Section 4.2(c) and Section 8.3(h) that an Alternative Transaction Proposal constitutes a Company Superior Proposal and (ii) the Company notifies Parent in writing that it intends to enter into a binding agreement for a Company Superior Proposal; or

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

                  (f) by the Company, at any time prior to the Company Stockholder Approval, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Company Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within four business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Company Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to the Company's stockholders as the Company Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such four business day period, and (iii) the Company, at or prior to any termination pursuant to this Section 7.1(f), pays to Parent the Company Termination Fee (as defined in Section 7.3).

            SECTION 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in Section 5.3(d), Section 5.7, this Section 7.2 and
Section 7.3, as well as Article VIII (other than Section 8.1) to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement and (ii) that nothing herein shall relieve any party from liability for any breach of any covenant or agreement of such party contained herein or any willful or intentional breach of any representation or warranty of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the CDA, all of which obligations shall survive termination of this Agreement in accordance with their terms. Payments made pursuant to Section 7.3 shall be in addition to any other rights, remedies and relief of the parties hereto or with respect to the subject matter of this Agreement.

            SECTION 7.3 Payments.

                  (a) Payment of Company Termination Fee. In the event that this Agreement is terminated pursuant to any of Sections 7.1(b)(iv), 7.1(e) or 7.1(f), the Company shall pay Parent a fee equal to $85,000,000 in immediately available funds (the "Company Termination Fee"); provided, that (i) in the case of a termination pursuant to Section 7.1(b)(iv), the Company Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to the Company or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition (as defined in Section 7.3(d)) with respect to the Company and within twelve months following termination of this Agreement, an Acquisition of the Company is consummated or the Company enters into an agreement providing for an Acquisition of the Company, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable, (ii) in the case of a termination pursuant to Section 7.1(e), the Company Termination Fee shall be paid promptly, but in no event later than two business days after such termination, and (iii) in the case of a termination pursuant to Section 7.1(f), the Company Termination Fee shall be paid simultaneously with such termination.

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                  (b) Payment of Parent Termination Fee. In the event that this
Agreement is terminated pursuant to Section 7.1(b)(iii), Parent shall pay the Company a fee equal to $85,000,000 in immediately available funds (the "Parent Termination Fee"); provided, that the Parent Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Parent or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition (as defined in Section 7.3(d)) with respect to Parent and within twelve months following termination of this Agreement, an Acquisition of Parent is consummated or Parent enters into an agreement providing for an Acquisition of Parent, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable.

                  (c) Payment of Termination Fee. All payments under this
Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to receive payment.

                  (d) Certain Definitions. For the purposes of this Section 7.3 only, "Acquisition," with respect to a party hereto, shall mean any of the following transactions (other than the Merger): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than 45% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party or any of its Subsidiaries of assets representing in excess of 45% of the aggregate fair market value of the consolidated assets of the party and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or group of Persons (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group of Persons), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 45% of the voting power of the then outstanding shares of capital stock of the Person.

            SECTION 7.4 Amendment. Subject to compliance with Applicable Law, this Agreement may be amended by the parties at any time before or after the Parent Stockholder Approval or the Company Stockholder Approval; provided, however, that after the Company Stockholder Approval, there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by Applicable Law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

            SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time, a party may by action taken or authorized by its respective Board of Directors to the extent legally permitted (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this

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

Agreement and (c) waive compliance by the other party hereto with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Effective Time.

            SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a) if to the Company to:

                             King Pharmaceuticals, Inc.
                             501 Fifth Street
                             Bristol, TN 37620
                             Fax No: (423) 989-6282
                             Attention: General Counsel

                    with a copy to:

                             Cravath, Swaine & Moore LLP
                             Worldwide Plaza
                             825 Eighth Avenue
                             New York, NY 10019
                             Fax No.: (212) 474-3700
                             Attention: Scott A. Barshay, Esq.
                                        James C. Woolery, Esq.

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

                    (b) if to Parent or Merger Sub, to it at:

                             Mylan Laboratories Inc.
                             1500 Corporate Drive
                             Canonsburg, PA 15317
                             Fax No: (724) 514-1871
                             Attention: Chief Legal Officer

                    with a copy to:

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, NY 10036
                             Fax No: (212) 735-2000
                             Attention: Roger S. Aaron, Esq.
                                        Eric L. Cochran, Esq.

            SECTION 8.3 Definitions. For purposes of this Agreement:

                  (a) An "Affiliate" of any Person shall mean another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

                  (b) An "Alternative Transaction" with respect to a party hereto, shall mean any of the following transactions: (i) any transaction or series of related transactions with one or more third Persons involving: (A) any purchase from such party or acquisition (whether by way of a merger, share exchange, consolidation, business combination, consolidation or similar transaction) by any Person or "group" of Persons (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 25% interest in the total outstanding voting securities of such party or any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 25% or more of the total outstanding voting securities of such party or any merger, consolidation, business combination or similar transaction involving such party, or (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 25% of the aggregate fair market value of the consolidated assets of such Person and its Subsidiaries, taken as a whole, immediately prior to such sale, lease, exchange, transfer, license, acquisition or disposition, or (ii) any liquidation or dissolution of such party;

                  (c) "Alternative Transaction Proposal" shall mean any offer, inquiry, proposal or indication of interest (whether binding or non-binding) to any Person or its stockholders relating to an Alternative Transaction;

                  (d) "Company Intellectual Property" shall mean, collectively, the Company Owned Intellectual Property and the Company Licensed Intellectual Property;

                  (e) "Company Licensed Intellectual Property" shall mean all Intellectual Property owned or controlled by a third Person and licensed to the Company or any of its Subsidiaries;

                  (f) "Company Material Adverse Change" or "Company Material Adverse Effect" shall mean, when used with respect to the Company and its Subsidiaries, any change, event, violation, circumstance or effect (any such item, an "Effect") that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Change or Company Material Adverse Effect, is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Change with respect to, or a Company Material Adverse Effect on, the Company and its Subsidiaries, taken as a whole: (A) events or circumstances adversely and generally affecting the industry in which the Company operates, and which do not have a materially disproportionate effect on the Company, (B) general economic conditions, or (C) the announcement or performance of this Agreement or (D) any Effects to the extent resulting from the matters set forth in clauses (A), (B), or (C) above; provided, further, that, subject to Section 8.3(f) of the Parent Disclosure Letter, notwithstanding matters known to Parent or its representatives on the date of this Agreement or otherwise, all Losses incurred or reasonably expected to be incurred in connection with any Effect arising out of the Investigations and the Shareholder and Derivative Actions shall be considered in the determination of a Company Material Adverse Effect;

                  (g) "Company Owned Intellectual Property" shall mean any Intellectual Property in which the Company or its Subsidiaries has any ownership interest, whether singly, jointly or otherwise;

                  (h) "Company Superior Proposal" shall mean an unsolicited, bona fide written Alternative Transaction Proposal made by a third Person to acquire (which term shall include a parent to parent merger or other business combination with a similar result), directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) all or substantially all of the assets of the Company or (B) all of the outstanding voting securities of the Company and as a result of which the stockholders of the Company immediately preceding such transaction would hold less than 55% of the aggregate equity interests in the surviving or resulting entity of such transaction (or its ultimate parent), which the Board of Directors of the Company has in good faith determined (taking into account, among other things, (1) the advice of its outside legal counsel and a nationally-recognized independent financial adviser, and (2) all terms and conditions of such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by Parent)) to be more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the terms of this Agreement (as it may be proposed to be amended by Parent)

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

and such Alternative Transaction Proposal is reasonably capable of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such Alternative Transaction Proposal and the Person making such Alternative Transaction Proposal;

                  (i) "Contract" shall mean any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect;

                  (j) "Environmental Laws" shall mean any and all applicable federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, injunctions, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning (i) pollution, (ii) any materials or wastes defined, listed, classified or regulated as hazardous or toxic, or as a pollutant or contaminant including petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls, or (iii) protection of human health, safety or the environment, as currently in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 et seq., Occupational Safety and Health Act 29 U.S.C. Section 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the Endangered Species Act (16 U.S.C. Section 1531 et seq.) as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

                  (k) "Environmental Liabilities" with respect to any Person shall mean any and all liabilities of such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or are based upon Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date;

                  (l) "Good Clinical Practices" means (i) with respect to the Company, the then current standards for clinical trials for pharmaceuticals, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of the Company, any of its Subsidiaries or any Company Partner are sold or intended to be sold, to the extent such standards are not less stringent than in the United States and (ii) with respect to Parent, the then current standards for clinical trials for pharmaceuticals, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of Parent, any of its Subsidiaries or any Parent Partner are sold or intended to be sold, to the extent such standards are not less stringent than in the United States.

                  (m) "Good Laboratory Practices" means (i) with respect to the Company, the then current standards for pharmaceutical laboratories, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practices as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of the Company, any of its Subsidiaries or any Company Partner are sold or intended to be sold, to the extent such standards are not less stringent than in the United States and (ii) with respect to Parent, the then current standards for pharmaceutical laboratories, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practices as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of Parent, any of its Subsidiaries or any Parent Partner are sold or intended to be sold, to the extent such standards are not less stringent than in the United States.

                  (n) "Good Manufacturing Practices" means (i) with respect to the Company, the then current standards for the manufacture, processing, packaging, testing and holding of drug products, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practices as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of the Company, any of its Subsidiaries or any Company Partner are sold or intended to be sold, to the extent such standards are not less stringent than in the United States and (ii) with respect to Parent, the then current standards for the manufacture, processing, packaging, testing and holding of drug products, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practices as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of Parent, any of its Subsidiaries or any Parent Partner are sold or intended to be sold, to the extent such standards are not less stringent than in the United States.

                  (o) "Hazardous Materials" shall mean any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws including, but not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

                  (p) "Intellectual Property" shall mean trademarks, service marks, trade names, brand names, certification marks, designs, logos, slogans, commercial symbols, business name registrations, Internet domain names, trade dress and other similar indications of source or origin and general intangibles of like nature, the goodwill associated with the foregoing and registrations and applications relating to the foregoing in any jurisdiction, including any extension, modification or renewal of any such registration or application; industrial designs, inventions, discoveries, ideas and biological materials, whether patentable or not and whether or not reduced to practice, in any jurisdiction; patents and patent applications (including divisions, continuations, continuations-in-part, reissues and renewals, and applications for any of the foregoing), and any renewals, extensions, supplementary protection certificates or reissues thereof, in any jurisdiction; research and development data (including the results of research into and development of drug or biologic-based products and drug delivery systems), formulae, know-how, proprietary processes, algorithms, models and methodologies, technical information, designs, procedures, laboratory notes, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works of authorship of any type (including the content contained on any Web site), whether copyrightable or not, in any jurisdiction; computer software (whether in source code or object code form), databases, compilations and data; copyright registrations and applications in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and the right to sue for past infringement of any of the foregoing;

                  (q) "Investigating Entities" shall mean the SEC, the Office of Inspector General at the Department of Health & Human Services, the U.S. Attorney for Eastern District of Pennsylvania, the DOJ, the Department of Veterans Affairs, and the Centers for Medicare and Medicaid Services, and all other Governmental Entities investigating the Medicaid Claims, and the state and local equivalents thereof;

                  (r) "Investigations" shall mean the investigations of Medicaid Claims and the state and local equivalents thereof by the Investigating Entities.

                  (s) "Key Products" shall mean the products of the Company and certain expansions and line extensions set forth in Section 8.3(s) of the Company Disclosure Letter;

                  (t) "Knowledge" of (i) the Company shall mean the actual knowledge as of the date of this Agreement of those individuals set forth in
Section 8.3(t)(i) of the Company Disclosure Letter, and (ii) Parent shall mean the actual knowledge as of the date of this Agreement of those individuals set forth in Section 8.3(t)(ii) of the Parent Disclosure Letter;

                  (u) "Leased Real Property" shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries;

                  (v) "Leases" shall mean all leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds or uses any Material Leased Real Property;

                  (w) "Losses" shall mean any costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), judgments, fines, claims, damages and assessments asserted against or incurred by a Person.

                  (x) "Material Leased Real Property" shall mean the Company's leased properties located in St. Louis, Missouri; Cary, North Carolina and Princeton, New Jersey;

                  (y) "Material Owned Real Property" shall mean the Company's Owned properties located in Bristol, Tennessee; Rochester, Michigan; St. Louis, Missouri; St. Petersburg, Florida; and Middleton, Wisconsin;

                  (z) "Material Real Property" shall mean the Material Owned Real property and the Material Leased Real Property;

                  (aa) "Medicaid Claims" shall mean the calculation, payment and reporting of Medicaid rebates and sales and marketing of products (including those matters set forth in Section 8.3(aa) of the Company Disclosure Schedule);

                  (bb) "Multiemployer Plan" shall mean a "multiemployer pension plan," as that term is defined in Section 3(37) of ERISA;

                  (cc) "Owned Real Property" shall mean all land, together with all interests in buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto owned by Parent or any of its Subsidiaries;

                  (dd) "Parent Intellectual Property" shall mean, collectively, the Parent Owned Intellectual Property and the Parent Licensed Intellectual Property;

                  (ee) "Parent Key Products" shall mean the Parent products set forth in Section 8.3(ee) of the Parent Disclosure Letter;

                  (ff) "Parent Licensed Intellectual Property" shall mean all Intellectual Property owned or controlled by a third Person and licensed to Parent or any of its Subsidiaries;

                  (gg) "Parent Material Adverse Change" or "Parent Material Adverse Effect" shall mean, when used with respect to Parent and its Subsidiaries, any Effect that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Change or Parent Material Adverse Effect, is materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Parent Material Adverse Change with respect to, or a Parent Material Adverse Effect on, Parent and its Subsidiaries, taken as a whole: (A) events or circumstances adversely and generally affecting the industry in which Parent operates, and which do not have a materially disproportionate effect on Parent, (B) general economic conditions, (C) the announcement or performance of this Agreement or (D) any Effects to the extent resulting from the matters set forth in clauses (A), (B), or (C) above;

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

                  (hh) "Parent Owned Intellectual Property" shall mean any Intellectual Property in which Parent or its Subsidiaries has any ownership interest, whether singly, jointly or otherwise;

                  (ii) "Permitted Liens" shall mean (i) mechanics', carriers', workers' or repairmen's liens arising in the ordinary course of business and securing payments or obligations that are not delinquent, (ii) Liens for Taxes, assessments and other similar governmental charges which are not due and payable and (iii) Liens that arise under zoning, land use and other similar laws and other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially affect the value of the property subject thereto and do not, individually or in the aggregate, materially impair the use of the property subject thereto as presently used;

                  (jj) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (kk) "Real Property" shall mean, collectively, the Owned Real Property and the Leased Real Property;

                  (ll) "Shareholder and Derivative Actions" shall mean the litigation matters listed in Section 8.3(ll) of the Company Disclosure Letter;

                  (mm) "Subsidiary" of any Person shall mean another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body is (or, if there are no such voting interests, more than 50% of the equity interests of which are) owned directly or indirectly by such first Person.

            SECTION 8.4 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term                                                              Section
----                                                              -------
Acquisition                                                       7.3(d)
Action                                                            3.1(o)(i)
Affiliate Agreement                                               5.13
Agreement                                                         Preamble
Applicable Law                                                    3.1(g)(ii)
Articles of Merger                                                1.3
CDA                                                               4.2(c)(i)
Certificates                                                      2.2(b)
Closing                                                           1.2
Closing Date                                                      1.2
Code                                                              Recitals

Company                                                           Preamble
Company 10-K                                                      3.1(d)(iv)
Company Balance Sheet                                             3.1(d)(iv)
Company Benefit Agreements                                        3.1(j)(i)
Company Benefit Plans                                             3.1(j)(i)
Company Bylaws                                                    3.1(a)(ii)
Company Change of Recommendation                                  4.2(d)(i)
Company Charter                                                   3.1(a)(ii)
Company Common Stock                                              2.1
Company Disclosure Letter                                         3.1
Company ERISA Affiliate                                           3.1(j)(v)
Company Insiders                                                  5.12(e)
Company Material Contract                                         3.1(u)(i)
Company Option                                                    2.1(d)
Company Organizational Documents                                  3.1(a)(ii)
Company Partner                                                   3.1(i)(iii)
Company Permits                                                   3.1(g)(i)
Company Preferred Stock                                           3.1(b)(i)
Company Public Filings                                            3.1
Company Rights                                                    3.1(b)(i)
Company Rights Agreement                                          3.1(b)(i)
Company SEC Documents                                             3.1(d)(i)
Company Severance Policy                                          5.6(b)
Company Stockholder Approval                                      3.1(c)(iii)
Company Stockholders' Meeting                                     5.1(b)
Company Stock Plans                                               3.1(b)(i)
Company Subsidiary Organizational Documents                       3.1(a)(ii)
Company Termination Fee                                           7.3(a)
Company Voting Debt                                               3.1(b)(iii)
Competition Laws                                                  5.4(a)
Continuing Employees                                              5.6(a)
Convertible Debentures                                            3.1(b)(i)
DOJ                                                               5.4(a)
Drug Regulatory Agency                                            3.1(i)(i)
Effective Time                                                    1.3
ERISA                                                             3.1(j)(i)
Exchange Act                                                      3.1(c)(v)(B)(2)

Exchange Agent                                                    2.2(a)
Exchange Fund                                                     2.2(a)
Exchange Ratio                                                    2.1(a)
FCPA                                                              3.1(t)
FDA                                                               3.1(g)(i)
FDCA                                                              3.1(g)(i)
Form S-4                                                          3.1(e)
FTC                                                               5.4(a)
GAAP                                                              3.1(d)(iii)
Goldman                                                           3.1(r)
Governmental Entity                                               3.1(c)(v)
HSR Act                                                           3.1(c)(v)(A)
Indemnified Parties                                               5.5(a)(i)
Indemnified Liabilities                                           5.5(a)(i)
Independent Counsel                                               5.5(a)(i)
Indenture                                                         5.18(a)
Intended Communications                                           5.3(b)
IP Contract                                                       3.1(n)(i)
Joint Proxy Statement                                             3.1(c)(v)(B)(1)
Key Products Contract                                             3.1(u)(i)(17)
Liens                                                             3.1(a)(iii)
Merger                                                            Recitals
Merger Consideration                                              2.1(a)
Merger Sub                                                        Preamble
Merrill                                                           3.2(n)
NYSE                                                              2.1(e)
Outside Date                                                      7.1(b)(i)
Parent                                                            Preamble
Parent 10-K                                                       3.2(p)
Parent Balance Sheet                                              3.2(d)(iv)
Parent Benefit Agreements                                         3.2(i)(i)
Parent Benefit Plans                                              3.2(i)(i)
Parent Bylaws                                                     3.2(a)(ii)
Parent Change of Recommendation                                   4.2(e)(i)
Parent Charter                                                    3.2(a)(ii)
Parent Common Stock                                               2.1(a)
Parent Disclosure Letter                                          3.2
Parent ERISA Affiliate                                            3.2(i)(i)

Parent Material Contracts                                         3.2(p)
Parent Options                                                    3.2(b)(ii)
Parent Organizational Documents                                   3.2(a)(ii)
Parent Partner                                                    3.2(h)(iii)
Parent Permits                                                    3.2(g)(i)
Parent Preferred Stock                                            3.2(b)(i)
Parent Public Filings                                             3.2
Parent Rights                                                     3.2(b)(i)
Parent Rights Agreement                                           3.2(b)(i)
Parent SEC Documents                                              3.2(d)(i)
Parent Stock Plans                                                3.2(b)(i)
Parent Stockholder Approval                                       3.2(c)(iii)
Parent Stockholders' Meeting                                      5.1(b)
Parent Subsidiary Organizational Documents                        3.2(a)(ii)
Parent Termination Fee                                            7.3(b)
Parent Voting Debt                                                3.2(b)(iii)
Proposed Meetings                                                 5.3(b)
Restraints                                                        6.1(d)
SEC                                                               2.2(j)
Section 16 Information                                            5.12(e)
Secretary of State                                                1.3
Securities Act                                                    2.2(j)
SOX                                                               3.1(d)(i)
Stock Issuance                                                    Recitals
Surviving Corporation                                             1.1
TBCA                                                              Recitals
Tax Authority                                                     3.1(k)(xii)
Tax Counsel                                                       6.1(g)
Tax Opinion                                                       6.1(g)
Tax Return                                                        3.1(k)(xii)
Taxes                                                             3.1(k)(xii)
Trustee                                                           5.18(a)

            SECTION 8.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

            SECTION 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the CDA and the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5 (which are intended to benefit the Indemnified Parties, including Indemnified Parties who or which are not parties hereto), is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

            SECTION 8.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except for such provisions where Tennessee law is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the State of Tennessee, and provided, that the Merger shall be governed by the TBCA.

            SECTION 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.10 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any

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of the transactions contemplated by this Agreement in any court other than a federal court located in the State of New York or a New York state court.

            SECTION 8.11 Headings, etc. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The disclosure of any matter in the Company Disclosure Letter or the Parent Disclosure Letter shall expressly not be deemed to constitute an admission by the Company or Parent, respectively, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

            SECTION 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 8.14 Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

            SECTION 8.15 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Intentionally Left Blank.]

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            IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

                                    KING PHARMACEUTICALS, INC.

                                    By: /s/ Brian A. Markison
                                        Name:  Brian A. Markison
                                        Title: President and Chief Executive
                                               Officer

                                    MYLAN LABORATORIES INC.

                                    By: /s/ Robert J. Coury
                                        Name:  Robert J. Coury
                                        Title: Vice Chairman and Chief Executive
                                               Officer

                                    SUMMIT MERGER CORPORATION

                                    By: /s/ Robert J. Coury
                                        Name:  Robert J. Coury
                                        Title: Vice Chairman and Chief Executive
                                               Officer